[Galaxy Fund Graphic]

GALAXY FUND II

GALAXY FUNDS

ANNUAL REPORT
March 31, 2002

         Galaxy II Large Company Index Fund

         Galaxy II Small Company Index Fund

         Galaxy II Utility Index Fund

         Galaxy II U.S. Treasury Index Fund

         Galaxy II Municipal Bond Fund

[GALAXY FUNDS LOGO]

                           THE GALAXY FAMILY OF FUNDS
                                 PRIVACY NOTICE

      The Galaxy Family of Funds, comprised of The Galaxy Fund, The Galaxy VIP Fund and Galaxy Fund II, recognizes and respects the privacy concerns of our customers(1). We provide this notice to you so that you will be aware of the kinds of information we collect and the circumstances under which that information may be disclosed to third parties.

      We collect nonpublic personal information about you from the following sources:

      -  Information received from you on account applications or other forms;

      -  Information about your transactions with us, our affiliates, or others;

      - Information received from you in written, telephonic or electronic communications with us, our affiliates or others;

      -  Information received from a consumer reporting agency; and

      -  Information received from public sources, such as telephone numbers.

      We may disclose all of the information described above that we collect.

      We may disclose nonpublic personal information about you to the following types of third parties affiliated with The Galaxy Family of Funds:

      - Financial service providers, such as retail banking, mortgage banking, credit card, brokerage and insurance companies.

      You may prohibit the sharing of nonpublic personal information about you with such affiliated third parties. Simply mail a written request with your name, address and account number(s) to the following address, The Galaxy Funds, P.O. Box 6520, Providence, RI 02940-6520, or call the following toll-free number, 1-877-289-4252. If you make such a request, it will apply to all of your accounts. If you have a joint account, a request by one party will apply to the entire account.

      Your request will not impact existing relationships you may have with Fleet National Bank and its affiliates, such as a Galaxy IRA, Galaxy Access account or Fleet One account.

      We may also disclose nonpublic personal information about you to nonaffiliated third parties if you request or authorize such disclosure, if such disclosure is permitted by law (such as sharing information with companies who maintain or service customer accounts), or if such disclosure is made pursuant to a joint agreement with another company or another financial institution that provides marketing services on our behalf.

      If you decide to close your account(s) or become an inactive customer, we will adhere to the privacy policies and practices as described in this notice.

      We restrict access to your personal and account information to those persons who need to know that information in order to provide services to you. We maintain physical, electronic, and procedural safeguards to guard your nonpublic personal information.

      In the event that you hold shares of The Galaxy Family of Funds through a financial intermediary, including, but not limited to, a broker-dealer, bank or trust company, the privacy policy of your financial intermediary will govern how your non-public personal information will be shared with non-affiliated third parties by that entity.


(1) For purposes of this notice, the terms "customer" or "customers" include individuals who provide nonpublic personal information to The Galaxy Family of Funds, but do not invest in shares of the Funds.

CHAIRMAN'S MESSAGE


MUTUAL FUNDS:

-   ARE NOT BANK DEPOSITS

-   ARE NOT FDIC INSURED

-   ARE NOT OBLIGATIONS OF, OR GUARANTEED BY, ANY BANK

- ARE SUBJECT TO INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF THE PRINCIPAL AMOUNT INVESTED



Dear Galaxy Fund II Shareholder:

      Enclosed is the annual report for Galaxy Fund II for the fiscal year ended March 31, 2002. The report includes a Market Overview that discusses the economic and market conditions that may have affected your investments during this time. Following the Market Overview are individual portfolio reviews for each of the Funds. Financial statements and a list of individual portfolio holdings for each Fund as of March 31, 2002 appear at the end of the report.

      The performance of stocks and bonds over the 12 months ended March 31, 2002 has again demonstrated how important diversification is to the financial goals of individual investors. In diversified portfolios, the outperformance by some asset classes during the reporting period may have helped offset the underperformance by other asset classes. Within those classes, investors also may have benefited by diversifying among different market sectors.

      As you may be aware, FleetBoston Financial Corporation ("FleetBoston") recently completed its acquisition of the asset management business of Liberty Financial Companies, Inc. In its effort to combine the best aspects of FleetBoston's and Liberty's asset management organizations, FleetBoston has renamed its asset management business Columbia Management Group, Inc. ("Columbia"). Columbia and its affiliated companies are responsible for overseeing the investment of $170 billion in assets and rank among the top 20 mutual fund managers based on assets under management in the United States. Galaxy Fund shareholders now have the benefits associated with an organization of Columbia's size and breadth, including expanded investment management, research and other capabilities.

      In addition to the Galaxy Funds, Columbia offers a broad range of financial services. Your financial advisor can help you determine which of these services might meet your specific investment needs and help you achieve your financial goals.

      If you have questions about the information in this report or would like more information on any of the Galaxy Funds, please contact the Galaxy Information Center toll-free at 1-877-289-4252 or visit us at www.galaxyfunds.com. You may also consult your financial advisor.

Sincerely,

/S/ Dwight E. Vicks, Jr.

Dwight E. Vicks, Jr.
Chairman of the Board of Trustees

MARKET OVERVIEW


"When the 12-month reporting period ended, however, hope for an economic rebound left prices for stocks of small and medium-sized firms significantly higher than when the period began."


By Fleet Investment Advisors Inc.

      During a year when the U.S. economy dropped into recession, the Federal Reserve Board (the "Fed") cut interest rates sharply to stimulate growth, and America launched a war against terrorism, stock and bond prices endured a roller coaster ride of volatility. When the 12-month reporting period ended, however, hope for an economic rebound left prices for stocks of small and medium-sized firms significantly higher than when the period began. Prices for stocks of larger firms were about the same.

      For the 12 months ended March 31, 2002, the Standard & Poor's(R) 500 Composite Stock Price Index (the "S&P(R) 500 Index"), a benchmark for large-company stocks, had a total return of 0.24%. Over the same time, the Standard & Poor's(R) SmallCap 600 Stock Price Index (the "S&P(R) SmallCap 600 Index"), a benchmark for small-company stocks, had a total return of 21.96%, and the Standard & Poor's(R) Utilities Composite Stock Price Index (the "S&P(R) Utilities Index"), a benchmark of utility stocks included in the S&P(R) 500 Index, had a total return of -22.62%.

      With a total cut in short-term interest rates of 325 basis points (3.25%) from April 2001 through December 2001, a large move by historic standards, bond prices trended higher for most of this period. As it became clear in the final months of the reporting period that a strengthening economy could soon send interest rates upward, bond prices weakened enough to end the period slightly lower than where they began. For the 12-month reporting period, the U.S. Treasury component of the Salomon Smith Barney Broad Investment Grade Bond Index (the "Salomon Smith Barney U.S. Treasury Index") returned 3.36% and the Lehman Brothers Quality Intermediate Municipal Bond Index, a benchmark for municipal bonds, returned 3.79%.


A SHORT-LIVED RECESSION

      When the reporting period began on April 1, 2001, the yield for 30-year Treasury bonds was 5.45% and economic growth was slowing. During the second quarter of 2001, the Gross Domestic Product ("GDP"), which measures the output of U.S. goods and services, rose at an annualized rate of 0.30%, versus 1.30% in the first quarter of 2001. With a relatively tight labor market and healthy consumer spending, the annualized rate of "headline" inflation was about 3.70% for the second quarter.

      On top of a 150 basis point cut in short-term interest rates during the first quarter of 2001, the Fed cut rates by another 125 basis points in the second quarter. Encouraged by hope that the Fed would be successful in propping up the economy, and by cuts in energy costs and federal income tax rates, stock prices rose from April through the middle of May. With disappointing pre-announcements of second quarter earnings, stock prices reversed course. Although yields for fixed income investments with shorter maturities fell during the quarter in response to the Fed's rate cuts, concerns about inflation left yields for longer-maturity issues basically unchanged.

      The Fed trimmed short-term interest rates another 25 basis points in August. Due to further earnings disappointments, however, stock prices continued to slide into early September. As unemployment rose, and consumer confidence deteriorated, prices rallied for bonds with both short and long maturities.

      As U.S. stock markets prepared to reopen following the terrorist attacks of September 11, the Fed cut interest rates another 50 basis points. Although stock prices declined sharply for a week or so, they rose strongly for most of 2001's fourth quarter as investors correctly anticipated further rate cuts that would total 125 basis points. Bond prices rallied through October, particularly in the Treasury market, as a flight to quality prevailed over concerns that greater federal spending would increase Treasury supplies. With signs that the economic downturn would not be as deep as first expected, prices for most bonds retreated in November and December.

"In a moderate rebound, with continued strength in consumer spending, we would expect about a 9% increase in 2002 earnings for companies in the S&P(R) 500 Index and somewhat stronger earnings gains for small and medium-sized firms."


      Following an annualized GDP growth rate of -1.30% in the third quarter of 2001, GDP improved by 1.70% in the fourth quarter. With continued strength in consumer spending during the first quarter of 2002, and other indications that the recession would be short-lived, the Fed signaled in March that it was more likely to raise interest rates in coming months than to cut rates. Although annual inflation had fallen to 3.00%, bond prices continued to slide and yields rose. By the end of the reporting period, the yield for 30-year Treasuries had risen to 5.80%, versus a low of 4.70% in November 2001.

      Stocks of small and medium-sized firms continued to rally through the end of the reporting period. With prices that were high relative to expected earnings, stocks of larger companies (as measured by the S&P(R) 500 Index) rose more modestly.

SOLID RECOVERY EXPECTED

      Healthy retail sales, an apparent bottoming in unemployment, and a pickup in the long-suffering manufacturing sector are clear signs that the economy is in recovery. In a moderate rebound, with continued strength in consumer spending, we would expect about a 9% increase in 2002 earnings for companies in the S&P(R) 500 Index and somewhat stronger earnings gains for small and medium-sized firms. Although valuations for many equities are once again high by historic standards, they are more attractive than they were when the reporting period began.

      Because the Fed may raise short-term rates by the middle of the year, yields for bonds could continue to rise and bond prices could have further to fall -- especially at the short end of the yield curve. If stronger growth prompts higher inflation, yields for longer maturities may also rise.


AVERAGE ANNUAL TOTAL RETURNS

                                                                     10 YEARS/
YEARS ENDED MARCH 31, 2002         1 YEAR          5 YEARS        LIFE OF FUND**
--------------------------------------------------------------------------------
Large Company Index Fund
(INCEPTION DATE 10/1/90)           (0.08)%          9.84%            12.86%
--------------------------------------------------------------------------------
Small Company Index Fund
(INCEPTION DATE 10/1/90)           21.32%          12.03%            12.52%
--------------------------------------------------------------------------------
Utility Index Fund
(INCEPTION DATE 1/5/93)           (24.57)%          8.85%             8.86%
--------------------------------------------------------------------------------
U.S. Treasury Index Fund
(INCEPTION DATE 6/4/91)             3.03%           6.95%             6.82%
--------------------------------------------------------------------------------
Municipal Bond Fund
(INCEPTION DATE 4/15/93)            3.72%           5.21%             5.13%
--------------------------------------------------------------------------------

** Return figures shown are average total returns for the 10 years ended March 31, 2002 for the Large Company Index Fund, Small Company Index Fund and U.S. Treasury Index Fund and for the period from inception through March 31, 2002 for each other Fund.

The performance data quoted represents past performance and is no guarantee of future results. Performance figures do not reflect the deduction of taxes that a shareholder would pay on fund distributions or redemption of fund shares. The investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost.

PORTFOLIO REVIEWS

[PHOTO OF G. JAY EVANS]

G. Jay Evans became manager of the Galaxy II Large Company Index Fund, the Galaxy II Small Company Index Fund and the Galaxy II Utility Index Fund in July 1998. He had previously managed these funds until March of 1996.


GALAXY II
LARGE COMPANY INDEX FUND

BY G. JAY EVANS, CFA
PORTFOLIO MANAGER

      The Galaxy II Large Company Index Fund seeks to match, before the deduction of operating expenses, the price and yield performance of large-capitalization stocks as represented by the S&P(R) 500 Index. By investing in publicly traded U.S. stocks according to their representation in the S&P(R) 500 Index, the Fund is also structured to deliver the same volatility and risk as the Index.

      For the 12 months ended March 31, 2002, the S&P(R) 500 Index had a total return of 0.24%, and the Galaxy II Large Company Index Fund had a total return of -0.08% (after the deduction of operating expenses). The Fund's 12-month performance represents a correlation coefficient of 99.999%. The correlation coefficient measures the degree to which the Fund's performance moved in line with its target index during the reporting period.


INVESTOR CONCERNS

      Large-capitalization stocks offer greater liquidity and often the market dominance that investors prize during periods of competitive pricing and slower demand. Many of these stocks are global competitors sensitive to foreign investment, currency swings, and economic developments overseas. Generally, these and other characteristics earn large-cap stocks higher valuations. During periods of rising confidence and earnings acceleration, however, they may lose leadership to companies with smaller capitalizations as investors seek higher returns in the broader market.

      The large-cap sector benefited early in the reporting period from cuts in interest rates, energy prices, and taxes. From May through September of 2001, the sector then trended downward with the rest of the market as first earnings disappointments and then the terrorist attacks of September 11 heightened economic concerns. After the market's steep decline in the wake of the attacks, large-cap stocks bounced back - strongly encouraged by sharper cuts in interest rates and the promise of a federal economic stimulus package.

      Large-cap stocks built on their gains in the fourth quarter of 2001, when the government implemented several policies to stimulate the economy and rebuild investor confidence. In the first quarter of 2002, however, the sector stumbled into a winter of concerns with the bankruptcy of Enron, heightened violence in the Middle East, and investors' impatience with the slow rebound in corporate earnings.


EARNINGS RECOVERY IS AT HAND

      Despite investor concerns, the economy has continued to move into the early stages of a recovery that should be global in scope. Companies are rebuilding their inventories, consumer confidence remains strong, and manufacturing is enjoying increased productivity. Cuts in interest rates, taxes, and corporate costs should also boost earnings in months to come. As quarter-to-quarter earnings comparisons show that the recovery is progressing, large-cap stocks should benefit from ongoing improvements in the estimates for future earnings.


GALAXY II LARGE COMPANY INDEX FUND
DISTRIBUTION OF TOTAL NET ASSETS AS OF MARCH 31, 2002

[PIE CHART]

CONSUMER STAPLES                       22%
FINANCE                                18%
TECHNOLOGY                             15%
COMMUNICATIONS                         11%
CONSUMER CYCLICAL                      10%
INDUSTRIAL                              9%
ENERGY                                  7%
UTILITIES                               3%
BASIC MATERIALS                         3%
U.S. GOVERNMENT OBLIGATION,
REPURCHASE AGREEMENT AND NET
OTHER ASSETS AND LIABILITIES            2%


GALAXY II LARGE COMPANY INDEX FUND
GROWTH OF $10,000 INVESTMENT*

[3D GRAPH]

                            GALAXY II LARGE
         S&P(R) 500 INDEX  COMPANY INDEX FUND
10/01/90      10000             10000
3/31/92       14255             13539
3/31/93       15570             15526
3/31/94       16396             15683
3/31/95       19255             18048
3/31/96       25067             23787
3/31/97       31364             28383
3/31/98       44244             41806
3/31/99       53902             49395
3/31/00       61554             57893
3/31/01       47938             45423
3/31/02       48015             45387

* Since inception on 10/1/90. The S&P(R) 500 Index is an unmanaged index in which investors cannot invest. Results for the Index do not reflect management fees and other expenses incurred by the Fund.

PORTFOLIO REVIEWS

Galaxy II
Small Company Index Fund

By G. Jay Evans, CFA
Portfolio Manager

      The Galaxy II Small Company Index Fund seeks to match, before the deduction of operating expenses, the price and yield performance of smaller-capitalization stocks as represented by the S&P(R) SmallCap 600 Index. By investing in smaller-capitalization stocks according to their representation in the S&P(R) SmallCap 600 Index, the Fund is also structured to deliver the same volatility and risk as the Index.

      For the 12 months ended March 31, 2002, the S&P(R) SmallCap 600 Index produced a total return of 21.96%. Over the same time, the Galaxy II Small Company Index Fund had a total return of 21.32% (after the deduction of operating expenses). The Fund's 12-month performance represents a correlation coefficient of 99.990%. The correlation coefficient measures the degree to which the Fund's performance moved in line with its target index during the reporting period.


RELATIVE STRENGTH

      Smaller companies are generally more oriented toward the domestic economy than larger firms and are thought to be more flexible in responding to business opportunities. Although they tend to be less sensitive to macroeconomic developments, small-cap stocks generally attract investors when economic confidence is rising. While the prices of small-cap stocks tend to be more volatile than the prices for large-cap stocks, that volatility can be offset by the potential for higher total returns that small-cap stocks offer.

      Small-cap stocks represented in the Galaxy II Small Company Index Fund performed well in the first two months of the reporting period, encouraged by lower interest rates, taxes, and energy prices. With disappointing pre-announcements of second quarter earnings for technology firms, the small-cap market then weakened in June of 2001.

      After stabilizing in July and August, the small-cap sector was hit especially hard in the post-September 11 market decline due to its relatively sizable positions in the recession-sensitive retail, apparel, leisure, and travel industries. Small-cap stocks experienced spectacular recoveries in the final months of 2001, however, and continued to outperform in the first quarter of 2002. Besides relative outstanding returns from stocks of consumer discretionary and information technology firms, the Fund benefited from an outperformance by its sizable positions in the economically sensitive industrial and consumer cyclical groups. Small-cap stocks represented in the Fund were also less affected by the Enron bankruptcy than large-cap stocks and had less exposure to economic and political problems abroad. At the same time, a lower exposure to financial firms made the Fund less vulnerable to concerns about future hikes in short-term interest rates.


SMALL-CAP STOCKS COULD LEAD IN RECOVERY

      Signs of a recovery are increasingly evident in the flow of economic news. Traditionally, the small-cap sector has outperformed as a recovery gets under way. As quarterly earnings comparisons for 2002 show significant improvement over the earnings for 2001, estimates of earnings for small-cap stocks in 2003 may continue to rise.


Galaxy II Small Company Index Fund
Distribution of Total Net Assets as of March 31, 2002

[PIE CHART]

Consumer Cyclical                       21%
Consumer Staples                        20%
Industrial                              18%
Technology                              13%
Finance                                 10%
Energy                                   6%
Utilities                                4%
Basic Materials                          3%
Communications                           3%
U.S. Government Obligation,
Repurchase Agreement And Net
Other Assets And Liabilities             2%


Galaxy II Small Company Index Fund
Growth of $10,000 investment*


[3D GRAPH]

          Composite Small    S&P(R) Smallcap     Galaxy II Small
          Company Index**       600 Index       Company Index fund
10/1/90       10000               10000              10000
3/31/92       16338               15684              15833
3/31/93       19140               18487              18246
3/31/94       20100               21158              18915
3/31/95       21848               22435              20354
3/31/96       28559               30442              26632
3/31/97       30514               31586              29188
3/31/98       43830               46353              41220
3/31/99       35444               39727              33311
3/31/00       46325               48201              43479
3/31/01       45728               48079              42434
3/31/02       55774               58639              51482

* Since inception on 10/1/90. The S&P(R) Smallcap 600 Index and Russell Special Small Company(TM) Index are unmanaged indices in which investors cannot invest. Results for the Index do not reflect management fees and other expenses incurred by the Fund.

** To supplement the performance comparison, the Fund's investment advisor has compiled this blended index which is comprised of the Russell Special Small Company(TM) Index, the Fund's original benchmark, for the period from inception on October 1, 1990 through June 30, 1997 and the S&P(R) Smallcap 600 Index, the fund's current benchmark, from July 1, 1997 to present. The Fund changed its benchmark index on July 1, 1997.

PORTFOLIO REVIEWS


Galaxy II
Utility Index Fund

By G. Jay Evans, CFA
Portfolio Manager

      The Galaxy II Utility Index Fund seeks to match, before the deduction of operating expenses, the price and yield performance of stocks in the utility industry as represented by the S&P(R) Utilities Index. To this end, the Fund invests in publicly traded stocks according to their representation in the S&P(R) Utilities Index and is structured to deliver the same volatility and risk as the Index. The S&P(R) Utilities Index is an unmanaged index of the common stocks of utility companies included in the S&P(R) 500 Index.

      For the 12 months ended March 31, 2002, the S&P(R) Utilities Index had a total return of -22.62%, and the Galaxy II Utility Index Fund had a total return of -24.57% (after the deduction of operating expenses). This performance represents a correlation coefficient of 99.965%. The correlation coefficient measures the degree to which the Fund's performance moved in line with its target index during the reporting period.


MANY CONCERNS PLAGUE UTILITY SECTOR

      Utility stocks have historically offered defensive characteristics that are desirable during periods of high market volatility. With strong yields, utility stocks have also performed well when short-term interest rates decline prior to economic expansions. Utility stocks will most likely remain defensive, income-producing vehicles despite significant industry changes resulting from deregulation.

      Although the Fed cut interest rates significantly during the 12-month reporting period, and energy prices fell, utility stocks underperformed the broader market. Early in the period, the sector suffered as a power crisis in California increased the chance that independent utility companies in the state would have to accept mandatory price controls.

      Utility stocks continued to perform poorly in the third quarter of 2001 as mild temperatures and slower economic growth reduced the nation's demand for electricity, and utility analysts trimmed their earnings estimates. At the same time, independent power producers were considering an increase in supplies, the Federal Energy Regulatory Commission was promoting regional transmission organizations to eliminate the threat of energy bottlenecks and "price gouging," and distribution companies were signing longer-term supply contracts to stabilize prices.

      As an improving economic outlook helped stock prices as a whole rebound in the fourth quarter of 2001 and the first quarter of 2002, the utility sector was hampered by its generally defensive investment character. Gains by utility stocks were further hindered as the U.S. economic recovery and violence in the Middle East caused fuel prices to rise.


STABLE QUALITY

      The collapse of Enron initially depressed the prices of some utility stocks until further investigation found that Enron's accounting fraud was not endemic in the utility industry. In the aftermath of this experience, managers of utility funds have become more sensitive to the risks that companies are taking in their financial structures and unregulated businesses. As a result, many utility stocks are more secure, higher-quality investments.


Galaxy II Utility Index Fund
Distribution of Total Net Assets as of March 31, 2002

[PIE CHART]

Utilities              83%
Energy                 15%
Net Other Assets
and Liabilities         2%


Galaxy II Utility Index Fund
Growth of $10,000 investment*

[3D GRAPH]

                   Composite      S&P(R) Utilities   Galaxy II Utility
                Utility Index**         Index           Index Fund
1/5/93               10000              10000             10000
3/31/93              11034              10852             10985
3/31/94              10503              10762             10454
3/31/95              11083              11683             10941
3/31/96              14145              14330             13853
3/31/97              14533              14567             14332
3/31/98              20515              19780             19936
3/31/99              20206              21618             19631
3/31/00              21956              22400             21106
3/31/01              30140              29654             29035
3/31/02              22937              20676             21902

* Since inception on 1/5/93. The S&P(R) Utilities Index and Russell 1000(TM) Utility Index are unmanaged indices in which investors cannot invest. Results for the Index do not reflect management fees and other expenses incurred by the Fund.

** To supplement the performance comparison, the Fund's investment advisor has compiled this blended index which is comprised of the Russell 1000(TM) Utility Index, the Fund's original benchmark, for the period from inception on January 5, 1993 through June 30, 1997 and the S&P(R) Utilities Index, the Fund's current benchmark, from July 1, 1997 to present. The Fund changed its benchmark index on July 1, 1997.

PORTFOLIO REVIEWS


[PHOTO OF DAVID LINDSAY]

DAVID LINDSAY HAS MANAGED THE GALAXY II U.S. TREASURY INDEX FUND SINCE JULY 1994. HE HAS MANAGED FIXED INCOME PORTFOLIOS FOR FLEET INVESTMENT ADVISORS INC., AND ITS PREDECESSORS, SINCE 1986.


Galaxy II U.S. Treasury Index Fund

By David Lindsay, CFA
Portfolio Manager

      The Galaxy II U.S. Treasury Index Fund seeks to match, before the deduction of operating expenses, the price and yield performance of notes and bonds represented in the Salomon Smith Barney U.S. Treasury Index, an unmanaged index of U.S. Treasury securities. The Fund attempts to meet this objective by investing in U.S. Treasury notes and bonds according to their representation in the Salomon Smith Barney U.S. Treasury Index.

      For the 12 months ended March 31, 2002, the Salomon Smith Barney U.S. Treasury Index posted a total return of 3.36%, and the Galaxy II U.S. Treasury Index Fund had a total return of 3.03% (after the deduction of operating expenses). This performance represents a correlation coefficient of 99.978%. The correlation coefficient measures the degree to which the Fund's performance moved in line with its target index during the reporting period.


ECONOMIC SHIFTS SWAY TREASURY RETURNS

      During the reporting period, the performance of Treasuries, and bonds as a whole, was tied closely to economic expectations. Treasuries enjoyed strong price gains in the first half of the period - with returns that outpaced those for corporate bonds - as rising economic and political concerns prompted a flight to quality. The flight to quality, along with the Fed's cuts in short-term interest rates, tended to favor Treasuries with short and intermediate maturities. Meanwhile, expected reductions in the federal budget surplus, due to a large tax cut and proposals for further economic stimulation, curbed the price gains for longer-term Treasuries.

      As the economic outlook improved in the second half of the period, bond prices weakened. The reversal was especially hard on the prices for intermediate-term Treasuries. Many investors wished to move money into corporate bonds and stocks, and sold holdings in the relatively low-yielding Treasury sector. At the end of the 12-month period, yields for Treasuries with maturities of five years or more were slightly higher than when the period started, while yields for Treasuries with maturities of two years or less were slightly lower. For the 12 months as a whole, Treasuries underperformed corporate bonds.

      Because a federal budget surplus prevailed for most of the period, the average maturity of Treasury securities declined over the reporting period. Also during that time, the average coupon for Treasuries fell sharply in response to the decline in interest rates. To reflect these market changes, we shortened the average maturity of holdings in the Galaxy II U.S. Treasury Index Fund and reduced the average coupon.


YIELDS COULD RISE FOR SHORTER MATURITIES

      With increasing evidence that the economy is set to recover, the yields for short-and intermediate-term Treasuries may continue to rise. The yields for longer-term Treasuries may already reflect most of the impact of stronger growth. As investors become more confident in the recovery, and try to maximize their yields, it would not be surprising if Treasury returns continued to lag those for other taxable issues. Nonetheless, the Fund provides a relatively favorable yield combined with the highest possible credit quality.


Galaxy II U.S. Treasury Index Fund
Distribution of Total Net Assets as of March 31, 2002

[PIE GRAPH]

U.S. Treasury Notes                62%
U.S. Treasury Bonds                36%
Repurchase Agreement and
Net Other Assets and Liabilities    2%


Galaxy II U.S. Treasury Index Fund
Growth of $10,000 investment*

[3D GRAPH]

         The Salomon Smith Barney      Galaxy II U.S.
           U.S. Treasury Index      Treasury Index Fund
6/4/91            10000                   10000
3/31/92           10932                   10899
3/31/93           12474                   12390
3/31/94           12810                   12687
3/31/95           13362                   13171
3/31/96           14764                   14500
3/31/97           15388                   15066
3/31/98           17264                   16831
3/31/99           18419                   17905
3/31/00           19099                   18333
3/31/01           21228                   20458
3/31/02           21907                   21078

* Since inception on 6/4/91. The Salomon Smith Barney U.S. Treasury Index is an unmanaged index in which investors cannot invest. Results for the Index do not reflect management fees and other expenses incurred by the Fund.

PORTFOLIO REVIEWS

[GALAXY FUNDS LOGO]

The Galaxy II Municipal Bond Fund is managed by the municipal bond portfolio management team of Fleet Investment Advisors Inc.


Galaxy II Municipal Bond Fund

By Wayne Fitzgerald, David Thompson, Brian Mcgreevy, and Susan Sanderson

      The Galaxy II Municipal Bond Fund seeks to provide a high level of income exempt from regular federal tax that is consistent with prudent investment management and preservation of capital. Typically, the Fund invests substantially all of its assets in debt securities issued by state, local, and regional government agencies, and maintains an average maturity for its investments of 5 to 10 years.

      For the 12 months ended March 31, 2002, the Galaxy II Municipal Bond Fund earned a total return of 3.72% (after deduction of operating expenses). During the same time, intermediate municipal bond funds tracked by Lipper, Inc. had an average total return of 3.22%, and the Lehman Brothers Quality Intermediate Municipal Bond Index had a total return of 3.79%.


ADJUSTING TO ECONOMIC CHANGES

      As in other parts of the fixed income market, prices for municipal bonds seesawed as the economic outlook changed. Municipal prices rose sharply in the second and third quarters of 2001, benefiting from cuts in short-term interest rates and increased stock price volatility. The price gains for municipals lagged those for Treasury bonds, however, as both economic and political uncertainty increased demand for bonds with the highest credit quality.

      When a brighter economic outlook caused bond prices to reverse course in the second half of the reporting period, municipal bonds generally outperformed Treasuries. Municipals also outperformed corporate bonds, whose prices suffered from large supplies of new issues and concern over how the Enron bankruptcy might affect credit quality in the corporate sector.

      Due to their added sensitivity to the Fed's cuts in short-term interest rates, municipals with short and intermediate maturities outperformed longer-term debt during the 12-month period. In this market climate, the Galaxy II Municipal Bond Fund benefited from our earlier shift to a "barbelled" maturity structure that increased the portfolio's weighting in shorter-term issues. The Fund also benefited at a time of economic uncertainty from its emphasis on municipals with strong credit quality.


ADAPTING TO HIGHER INTEREST RATES

      Throughout the reporting period, we gave added attention to issues with high coupons and good call protection. We expect this strategy to become even more important over the next 12 months. As the economy improves, the Fed adopts a less accommodative monetary policy, and market volatility increases, we believe that municipals with high coupons and good call protection will become especially attractive to investors.

      Expecting interest rates will soon rise, we have started to trade intermediate-term issues, whose prices would be more vulnerable to higher rates as the yield curve flattens, for new investment opportunities in 15-year maturities. If additional supplies of municipals become available in New York and California, as we expect, we may also take advantage of attractive investment opportunities.


Galaxy II Municipal Bond Fund
Distribution of Total Net Assets as of March 31, 2002

[PIE GRAPH]

North Central                   31%
South                           23%
East                            20%
Other Territory, Cash
Equivalents and Net Other
Assets and Liabilities          10%
Mountain                         8%
Pacific                          8%


Galaxy II Municipal Bond Fund
Growth of $10,000 investment*

[3D GRAPH]

            Lehman Brothers
          Quality Intermediate        Galaxy II
          Municipal Bond Index    Municipal Bond Fund
4/15/93          10000                  10000
3/31/94          10269                  10310
3/31/95          10933                  10857
3/31/96          11791                  11657
3/31/97          12325                  12141
3/31/98          13366                  13147
3/31/99          14141                  13831
3/31/00          14283                  13823
3/31/01          15894                  15089
3/31/02          15864                  15649

* Since inception on 4/15/93. The Lehman Brothers Quality Intermediate Municipal Bond Index, which started on June 30, 1993, is an unmanaged index in which investors cannot invest. Results for the Index do not reflect management fees and other expenses incurred by the Fund.

LARGE COMPANY INDEX FUND

PORTFOLIO OF INVESTMENTS
MARCH 31, 2002

  SHARES                                                     VALUE
  ------                                                     -----
COMMON STOCKS - 98.49%

                CONSUMER STAPLES - 22.48%

    122,463     Abbott Laboratories..............       $   6,441,554
      4,482     Alberto-Culver Co., Class B......             242,028
     32,009     Albertson's, Inc.................           1,060,778
     10,398     Allergan, Inc....................             672,231
      5,044     American Greetings Corp., Class A              91,549
      8,076     AmerisourceBergen Corp...........             551,591
     69,761     Anheuser-Busch Cos., Inc.........           3,641,524
     52,221     Archer-Daniels-Midland Co........             727,438
      8,766     Avery Dennison Corp..............             534,989
     18,671     Avon Products, Inc...............           1,014,209
      4,049     Bard (C.R.), Inc.................             239,093
      4,363     Bausch & Lomb, Inc...............             194,459
     46,632     Baxter International, Inc........           2,775,537
     20,484     Becton Dickinson & Co............             772,656
     21,327     Biomet, Inc......................             577,109
     14,473     Block (H&R), Inc.................             643,325
     31,940     Boston Scientific Corp.*.........             801,375
    152,641     Bristol-Myers Squibb Co..........           6,180,434
      5,365     Brown-Forman Corp., Class B......             390,357
     32,453     Campbell Soup Co.................             869,740
     35,619     Cardinal Health, Inc.............           2,525,031
     77,500     Cendant Corp.*...................           1,488,000
     14,908     Chiron Corp.*....................             684,128
     18,361     Clorox Co........................             801,090
    196,218     Coca-Cola Co.....................          10,254,353
     35,143     Coca-Cola Enterprises, Inc.......             659,986
     43,518     Colgate-Palmolive Co.............           2,487,054
     42,369     ConAgra, Inc.....................           1,027,448
     39,753     Concord EFS, Inc.*...............           1,321,787
     13,662     Convergys Corp.*.................             403,985
      2,831     Coors (Adolph) Co., Class B......             191,008
      5,189     Deluxe Corp......................             240,043
      9,054     Donnelley (R.R.) & Sons Co.......             281,579
     10,056     Ecolab, Inc......................             459,760
     11,471     Equifax, Inc.....................             342,983
     13,978     Forest Laboratories, Inc.*.......           1,142,003
     11,683     Fortune Brands, Inc..............             576,790
     28,767     General Mills, Inc...............           1,405,268
     16,770     Genzyme Corp.*...................             732,346
     83,324     Gillette Co......................           2,833,849
     24,008     Guidant Corp.*...................           1,040,027
     40,625     HCA, Inc.........................           1,790,750
     19,459     Health Management Associates, Inc.
                Class A*.........................             403,385
     31,024     HEALTHSOUTH Corp.*...............             445,194
     27,765     Heinz (H.J.) Co..................           1,152,247
     10,726     Hershey Foods Corp...............             735,160
     13,314     Humana, Inc.*....................             180,138
     42,963     Immunex Corp.*...................           1,300,060
      7,481     International Flavors &
                Fragrances, Inc. ................             261,611
    242,019     Johnson & Johnson Co.............          15,719,134
     32,088     Kellogg Co.......................           1,077,194
     41,445     Kimberly-Clark Corp..............           2,679,419
     19,393     King Pharmaceuticals, Inc.*......             678,949
     63,390     Kroger Co.*......................           1,404,722
     88,669     Lilly (Eli) & Co.................       $   6,756,578
      8,212     Manor Care, Inc.*................             191,340
     22,590     McKesson Corp....................             845,544
     19,575     Medimmune, Inc.*.................             769,885
     95,484     Medtronic, Inc...................           4,316,832
    179,527     Merck & Co., Inc.................          10,337,165
     12,276     Moody's Corp.....................             504,544
     29,633     Paychex, Inc.....................           1,176,430
     22,363     Pepsi Bottling Group, Inc........             578,531
    138,083     PepsiCo, Inc.....................           7,111,274
    496,059     Pfizer, Inc......................          19,713,385
    101,748     Pharmacia Corp...................           4,586,800
    170,935     Philip Morris Cos., Inc..........           9,003,146
    102,229     Procter & Gamble Co..............           9,209,811
      9,321     Quintiles Transnational Corp.*...             165,448
     13,871     Robert Half International, Inc.*.             409,472
     39,568     Safeway, Inc.*...................           1,781,351
     61,806     Sara Lee Corp....................           1,283,093
    115,556     Schering-Plough Corp.............           3,616,903
      6,956     St. Jude Medical, Inc.*..........             536,655
     15,528     Stryker Corp.....................             936,804
     10,639     SuperValu, Inc...................             274,486
     52,601     Sysco Corp.......................           1,568,562
     25,807     Tenet Healthcare Corp.*..........           1,729,585
      4,592     Tupperware Corp..................             104,468
     45,134     Unilever NV, New York Shares, ADR           2,563,611
     24,630     UnitedHealth Group, Inc..........           1,882,225
     13,067     UST, Inc.........................             508,698
      8,472     Watson Pharmaceuticals, Inc.*....             229,506
     11,342     Wellpoint Health Networks, Inc.*.             722,145
     11,053     Winn-Dixie Stores, Inc...........             177,290
     17,915     Wrigley (Wm.) Jr. Co.............             955,049
    104,139     Wyeth............................           6,836,725
     15,415     Zimmer Holdings, Inc.*...........             524,881
                                                        -------------
                                                          189,056,679
                                                        -------------

                FINANCE - 18.19%

     20,500     ACE Ltd..........................             854,850
     11,453     Aetna, Inc.......................             444,606
     41,203     AFLAC, Inc.......................           1,215,489
     56,261     Allstate Corp....................           2,124,978
      8,283     AMBAC Financial Group, Inc.......             489,277
    105,163     American Express Co..............           4,307,477
    206,135     American International Group, Inc.         14,870,579
     28,739     AmSouth Bancorp..................             631,683
     21,281     AON Corp.........................             744,835
    124,162     Bank of America Corp.............           8,445,499
     58,092     Bank of New York Co., Inc........           2,441,026
     91,968     Bank One Corp....................           3,842,423
     35,711     BB&T Corp........................           1,360,946
      7,430     Bear Stearns Cos., Inc...........             466,233
     16,954     Capital One Financial Corp.......           1,082,513
     17,761     Charter One Financial, Inc.......             554,498
     13,390     Chubb Corp.......................             978,809
     11,410     CIGNA Corp.......................           1,156,860
     12,894     Cincinnati Financial Corp........             562,952
    405,962     Citigroup, Inc...................          20,103,238


                       SEE NOTES TO FINANCIAL STATEMENTS.

LARGE COMPANY INDEX FUND

MARCH 31, 2002

  SHARES                                                     VALUE
  ------                                                     -----
                FINANCE (CONTINUED)

     14,092     Comerica, Inc....................       $     881,736
     27,170     Conseco, Inc.*...................              98,355
      9,671     Countrywide Credit Industries, Inc.           432,777
     32,713     Equity Office Properties Trust, REIT          981,063
     21,327     Equity Residential Properties
                Trust, REIT .....................             612,938
     78,790     Fannie Mae.......................           6,293,745
     45,709     Fifth Third Bancorp..............           3,084,443
     82,450     FleetBoston Financial Corp.......           2,885,750
     20,599     Franklin Resources, Inc..........             863,510
     56,755     Freddie Mac......................           3,596,564
     12,416     Golden West Financial Corp.......             788,416
     19,378     Hartford Financial Services
                Group, Inc. .....................           1,320,029
     36,139     Household International, Inc.....           2,052,695
     19,941     Huntington Bancshares, Inc.......             392,838
     11,867     Jefferson-Pilot Corp.............             594,299
     23,602     John Hancock Financial Services, Inc.         901,360
     33,435     KeyCorp..........................             891,043
     18,846     Lehman Brothers Holdings, Inc....           1,218,205
     15,023     Lincoln National Corp............             762,117
     15,132     Loews Corp.......................             886,433
     21,660     Marsh & McLennan Cos., Inc.......           2,441,948
      8,300     Marshall & Ilsley Corp...........             516,592
     11,687     MBIA, Inc........................             639,162
     67,263     MBNA Corp........................           2,594,334
     36,905     Mellon Financial Corp............           1,424,164
     66,694     Merrill Lynch & Co., Inc.........           3,693,514
     57,147     MetLife, Inc.....................           1,800,131
      8,520     MGIC Investment Corp.............             583,024
    155,665     Morgan (J.P.) Chase & Co.........           5,549,457
     86,520     Morgan Stanley, Dean Witter & Co.           4,958,461
     47,722     National City Corp...............           1,467,929
     17,673     Northern Trust Corp..............           1,062,324
     22,446     PNC Financial Services Group.....           1,380,205
      5,783     Progressive Corp.................             963,563
     22,395     Providian Financial Corp.........             169,082
     18,085     Regions Financial Corp...........             621,220
     10,085     Safeco Corp......................             323,123
     27,067     SouthTrust Corp..................             714,569
     16,392     St. Paul Cos., Inc...............             751,573
     25,642     State Street Corp................           1,420,054
     17,423     Stilwell Financial, Inc..........             426,689
     22,831     SunTrust Banks, Inc..............           1,523,513
     23,039     Synovus Financial Corp...........             702,229
      9,832     T. Rowe Price Group, Inc.........             382,760
      9,785     Torchmark Corp...................             394,238
     10,809     Union Planters Corp..............             512,239
     19,106     UnumProvident Corp...............             533,631
    153,955     US Bancorp.......................           3,474,764
     12,375     USA Education, Inc...............           1,210,275
    107,393     Wachovia Corp....................           3,982,132
     76,011     Washington Mutual Savings Bank...           2,518,244
    133,802     Wells Fargo & Co.................           6,609,819
     10,456     XL Capital, Ltd., Class A........             976,068
      7,346     Zions Bancorp....................             435,397
                                                        -------------
                                                          152,973,514
                                                        -------------

                TECHNOLOGY - 15.55%

     18,737     Adobe Systems, Inc...............       $     754,914
     26,833     Advanced Micro Devices, Inc.*....             394,713
     36,365     Agilent Technologies, Inc.*......           1,271,320
     30,435     Altera Corp.*....................             665,613
     82,521     Amgen, Inc.*.....................           4,924,853
     28,572     Analog Devices, Inc.*............           1,286,883
     27,698     Apple Computer, Inc.*............             655,612
     64,399     Applied Materials, Inc.*.........           3,494,934
     23,501     Applied Micro Circuits Corp.*....             188,008
      4,364     Autodesk, Inc....................             203,755
     48,677     Automatic Data Processing, Inc...           2,836,409
     11,697     Biogen, Inc.*....................             573,855
     19,347     BMC Software, Inc.*..............             376,299
     20,705     Broadcom Corp., Class A*.........             743,310
     14,804     Citrix Systems, Inc.*............             255,813
    133,648     Compaq Computer Corp.............           1,396,622
     45,467     Computer Associates
                International, Inc. .............             995,273
     13,490     Computer Sciences Corp.*.........             684,618
     29,250     Compuware Corp.*.................             377,618
     20,085     Conexant Systems, Inc.*..........             242,024
    205,964     Dell Computer Corp.*.............           5,377,720
     37,419     Electronic Data Systems Corp.....           2,169,928
    174,800     EMC Corp.*.......................           2,083,616
     30,072     First Data Corp..................           2,623,782
     14,803     Fiserv, Inc.*....................             680,790
     25,704     Gateway, Inc.*...................             162,449
     15,946     General Dynamics Corp............           1,498,127
    153,110     Hewlett-Packard Co...............           2,746,793
    135,982     IBM Corp.........................          14,142,128
     23,457     IMS Health, Inc..................             526,610
    529,689     Intel Corp.......................          16,107,843
     16,770     Intuit, Inc.*....................             643,297
     14,690     KLA-Tencorp Corp.*...............             976,885
     10,249     Lexmark International, Inc.*.....             586,038
     24,950     Linear Technology Corp...........           1,103,289
     34,731     Lockheed Martin Corp.............           1,999,811
     28,904     LSI Logic Corp.*.................             491,368
     25,468     Maxim Integrated Products, Inc.*.           1,418,822
      6,522     Mercury Interactive Corp.*.......             245,553
     47,442     Micron Technology, Inc.*.........           1,560,842
    424,957     Microsoft Corp.*.................          25,629,157
      2,571     Mykrolis Corp.*..................              39,311
     13,928     National Semiconductor Corp.*....             469,234
      7,661     NCR Corp.*.......................             342,830
     28,625     Novell, Inc.*....................             111,351
     11,385     Novellus Systems, Inc.*..........             616,384
     11,388     Nvidia Corp.*....................             505,172
    438,837     Oracle Corp.*....................           5,617,114
     20,671     Parametric Technology Corp.*.....             124,853
     23,934     PeopleSoft, Inc.*................             874,309
     19,228     Pitney Bowes, Inc................             822,958
     13,143     PMC-Sierra, Inc.*................             213,968
      7,349     QLogic Corp.*....................             363,922
     15,300     Rational Software Corp.*.........             242,199
     41,099     Sanmina Corp.*...................             482,913
      9,839     Sapient Corp.*...................              46,735


                       SEE NOTES TO FINANCIAL STATEMENTS.

LARGE COMPANY INDEX FUND

MARCH 31, 2002

  SHARES                                                     VALUE
  ------                                                     -----
                TECHNOLOGY (CONTINUED)

     36,442     Siebel Systems, Inc.*............       $   1,188,374
    255,832     Sun Microsystems, Inc.*..........           2,256,438
     14,286     Teradyne, Inc.*..................             563,297
    136,681     Texas Instruments, Inc...........           4,524,141
     25,172     Unisys Corp.*....................             317,922
     36,945     United Technologies Corp.........           2,741,319
     31,556     Veritas Software Corp.*..........           1,383,099
     15,012     Vitesse Semiconductor Corp.*.....             147,118
     56,839     Xerox Corp.......................             611,019
     26,397     Xilinx, Inc.*....................           1,052,184
                                                        -------------
                                                          130,755,458
                                                        -------------

                COMMUNICATIONS - 11.08%

     62,321     ADC Telecommunications, Inc.*....             253,646
     24,520     ALLTEL Corp......................           1,362,086
      6,463     Andrew Corp.*....................             108,126
    349,334     AOL Time Warner, Inc.*...........           8,261,749
    279,164     AT&T Corp........................           4,382,875
    213,320     AT&T Wireless Services, Inc.*....           1,909,214
     22,608     Avaya, Inc.*.....................             166,847
    148,161     BellSouth Corp...................           5,461,214
     11,149     CenturyTel, Inc..................             379,066
     25,779     CIENA Corp.*.....................             232,011
    578,832     Cisco Systems, Inc.*.............           9,799,626
     22,052     Citizens Communications Co.*.....             237,059
     47,146     Clear Channel Communications, Inc.*         2,423,776
     74,560     Comcast Corp., Class A*..........           2,371,008
     14,698     Comverse Technology, Inc.*.......             186,224
     74,665     Corning, Inc.....................             568,947
    160,871     Disney (Walt) Co.................           3,712,903
      6,701     Dow Jones & Co., Inc.............             390,132
     21,025     Gannett Co., Inc.................           1,600,003
     29,830     Interpublic Group of Cos., Inc...           1,022,572
    104,667     JDS Uniphase Corp.*..............             616,489
      6,638     Knight-Ridder, Inc...............             455,964
    269,425     Lucent Technologies, Inc.........           1,274,380
     15,294     McGraw-Hill Cos., Inc............           1,043,816
      3,844     Meredith Corp....................             163,408
    175,638     Motorola, Inc....................           2,494,060
     26,090     Network Appliance, Inc.*.........             531,714
     11,921     New York Times Co., Class A......             570,539
     63,015     Nextel Communications, Inc.,
                Class A* ........................             339,021
    252,546     Nortel Networks Corp.............           1,133,932
     14,665     Omnicom Group, Inc...............           1,384,376
     44,822     Palm, Inc.*......................             178,840
     60,253     QUALCOMM, Inc.*..................           2,267,923
    131,388     Qwest Communications
                International, Inc. .............           1,080,009
    265,311     SBC Communications, Inc..........           9,933,244
    107,820     Schwab (Charles) Corp............           1,411,364
     12,300     Scientific-Atlanta, Inc..........             284,130
     70,025     Sprint Corp. - FON Group.........           1,070,682
     77,808     Sprint Corp. - PCS Group*........             800,644
     32,353     Tellabs, Inc.*...................             338,736
      8,697     TMP Worldwide, Inc.*.............             299,786
     23,534     Tribune Co.......................           1,069,856
     16,564     Univision Communications, Inc.,
                Class A* ........................       $     695,688
    214,176     Verizon Communications...........           9,777,134
    139,893     Viacom, Inc., Class B*...........           6,766,624
    232,718     WorldCom, Inc.*..................           1,568,519
     45,030     Yahoo!, Inc.*....................             831,704
                                                        -------------
                                                           93,211,666
                                                        -------------

                CONSUMER CYCLICAL - 10.00%

     12,147     AMR Corp.*.......................             320,802
      8,487     AutoZone, Inc.*..................             584,330
     22,979     Bed, Bath & Beyond, Inc.*........             775,541
     17,166     Best Buy Co., Inc.*..............           1,359,547
      9,038     Big Lots, Inc.*..................             126,984
      6,901     Brunswick Corp...................             188,535
     46,261     Carnival Corp....................           1,510,422
      4,698     Centex Corp......................             243,967
     13,356     Cintas Corp......................             665,930
     16,460     Circuit City Stores-Circuit
                City Group ......................             296,938
      5,682     Cooper Tire & Rubber Co..........             123,015
     35,755     Costco Wholesale Corp.*..........           1,423,764
     30,801     CVS Corp.........................           1,057,398
     11,847     Dana Corp........................             254,355
      9,152     Darden Restaurants, Inc..........             371,480
     44,246     Delphi Corp......................             707,494
      9,763     Delta Air Lines, Inc.............             319,445
      6,556     Dillards, Inc., Class A..........             156,426
     26,234     Dollar General Corp..............             427,090
     13,563     Family Dollar Stores, Inc........             454,496
     15,236     Federated Department Stores, Inc.*            622,391
    142,862     Ford Motor Co....................           2,355,794
     68,023     Gap, Inc.........................           1,023,066
     43,786     General Motors Corp..............           2,646,864
     13,774     Genuine Parts Co.................             506,470
     12,747     Goodyear Tire & Rubber Co........             325,941
      7,532     Grainger (W.W.), Inc.............             423,524
     24,013     Harley-Davidson, Inc.............           1,323,837
      8,811     Harrah's Entertainment, Inc.*....             389,975
     13,782     Hasbro, Inc......................             218,031
     29,115     Hilton Hotels Corp...............             416,344
    184,882     Home Depot, Inc..................           8,987,114
      6,936     International Game Technology*...             432,252
      9,937     Jones Apparel Group, Inc.*.......             347,298
      3,933     KB Home..........................             170,692
     26,450     Kohl's Corp.*....................           1,881,917
     15,528     Leggett & Platt, Inc.............             385,094
     33,859     Limited, Inc.....................             606,076
      8,268     Liz Claiborne, Inc...............             234,480
     61,142     Lowe's Cos., Inc.................           2,659,066
     19,014     Marriott International, Inc.,
                Class A .........................             854,679
     34,201     Mattel, Inc......................             712,749
     23,756     May Department Stores Co.........             827,897
      6,167     Maytag Corp......................             272,890
    101,406     McDonald's Corp..................           2,814,017
      4,720     Navistar International Corp.*....             209,096
     21,179     Newell Rubbermaid, Inc...........             676,881
     21,237     NIKE, Inc., Class B..............           1,274,432


                       SEE NOTES TO FINANCIAL STATEMENTS.

LARGE COMPANY INDEX FUND

MARCH 31, 2002

  SHARES                                                     VALUE
  ------                                                     -----
                CONSUMER CYCLICAL (CONTINUED)

     10,733     Nordstrom, Inc...................       $     262,959
     24,225     Office Depot, Inc.*..............             480,866
      6,013     Paccar, Inc......................             440,212
     20,918     Penney (J.C.) Co., Inc...........             433,212
      4,616     Pulte Homes, Inc.................             220,876
     14,178     RadioShack Corp..................             425,907
      4,791     Reebok International, Ltd.*......             129,501
     10,498     Sabre Holdings Corp.*............             490,362
     25,470     Sears, Roebuck & Co..............           1,305,847
     60,548     Southwest Airlines Co............           1,171,604
     36,474     Staples, Inc.*...................             728,386
     30,224     Starbucks Corp.*.................             699,081
     15,631     Starwood Hotels & Resorts
                Worldwide, Inc., REIT............             587,882
     71,205     Target Corp......................           3,070,360
     11,492     Tiffany & Co.....................             408,541
     21,504     TJX Cos., Inc....................             860,375
     15,635     Toys `R' Us, Inc.*...............             280,805
     11,489     Tricon Global Restaurants, Inc.*.             675,323
      9,911     TRW, Inc.........................             510,119
      5,323     U.S. Airways Group, Inc.*........              34,333
      8,772     VF Corp..........................             379,389
     10,326     Visteon Corp.....................             170,895
    351,741     Wal-Mart Stores, Inc.............          21,558,206
     80,475     Walgreen Co......................           3,153,815
      8,267     Wendy's International, Inc.......             289,180
      5,277     Whirlpool Corp...................             398,677
                                                        -------------
                                                           84,133,539
                                                        -------------

                INDUSTRIAL - 8.72%

     15,529     Allied Waste Industries, Inc.*...             201,877
     15,425     American Power Conversion Corp.*.             227,981
     16,709     Applera Corp. - Applied
                Biosystems Group ................             373,446
      4,278     Ball Corp........................             202,007
      4,240     Bemis Co., Inc...................             230,444
      6,255     Black & Decker Corp..............             291,108
     66,079     Boeing Co........................           3,188,312
     30,496     Burlington Northern Santa Fe Corp.            920,369
     27,129     Caterpillar, Inc.................           1,542,284
      7,448     Cooper Industries, Inc...........             312,444
      4,723     Crane Co.........................             129,127
     16,924     CSX Corp.........................             644,974
      3,382     Cummins, Inc.....................             159,732
     11,413     Danaher Corp.....................             810,551
     18,482     Deere & Co.......................             841,855
     15,933     Dover Corp.......................             653,253
     23,069     Eastman Kodak Co.................             719,061
      5,475     Eaton Corp.......................             443,365
     33,784     Emerson Electric Co..............           1,938,864
     23,545     FedEx Corp.*.....................           1,367,965
      6,425     Fluor Corp.......................             262,076
    783,358     General Electric Co..............          29,336,757
      8,063     Goodrich Corp....................             255,113
     64,151     Honeywell International, Inc.....       $   2,455,059
     23,995     Illinois Tool Works, Inc.........           1,736,038
     13,296     Ingersoll-Rand Co., Class A......             665,066
      6,958     ITT Industries, Inc..............             438,632
     15,530     Jabil Circuit, Inc.*.............             365,421
      6,873     Johnson Controls, Inc............             606,955
     36,233     Masco Corp.......................             994,596
      4,866     McDermott International, Inc.*...              75,666
      3,799     Millipore Corp...................             168,068
     30,943     Minnesota Mining & Manufacturing Co.        3,558,754
     15,426     Molex, Inc.......................             534,819
     30,534     Norfolk Southern Corp............             730,984
      8,676     Northrop Grumman Corp............             980,822
     12,704     Pactiv Corp.*....................             254,334
      9,617     Pall Corp........................             197,052
      9,337     Parker-Hannifin Corp.............             465,916
      9,707     PerkinElmer, Inc.................             179,580
      6,212     Power-One, Inc.*.................              50,814
     13,260     PPG Industries, Inc..............             728,107
     30,874     Raytheon Co......................           1,267,378
     14,651     Rockwell Automation, Inc.........             293,899
     14,450     Rockwell Collins.................             364,429
      4,935     Ryder System, Inc................             145,780
      6,756     Sealed Air Corp.*................             318,072
      4,595     Snap-On, Inc.....................             156,460
     64,728     Solectron Corp.*.................             504,878
      6,881     Stanley Works....................             318,246
     17,964     Symbol Technologies, Inc.........             201,915
      7,213     Tektronix, Inc.*.................             170,660
     11,111     Textron, Inc.....................             567,772
     14,006     Thermo Electron Corp.*...........             290,344
      4,568     Thomas & Betts Corp..............              96,659
    157,420     Tyco International, Ltd..........           5,087,814
     19,636     Union Pacific Corp...............           1,220,181
      8,072     Vulcan Materials Co., Inc........             383,743
     49,494     Waste Management, Inc............           1,348,712
     10,300     Waters Corp.*....................             288,091
      6,886     Worthington Industries, Inc......             105,769
                                                        -------------
                                                           73,370,450
                                                        -------------

                ENERGY - 7.23%

      6,994     Amerada Hess Corp................             555,044
     19,612     Anadarko Petroleum Corp..........           1,106,901
     10,822     Apache Corp......................             615,555
     26,483     Baker Hughes, Inc................           1,012,975
     15,847     Burlington Resources, Inc........             635,306
     84,232     ChevronTexaco Corp...............           7,603,623
     49,380     Conoco, Inc......................           1,440,908
     12,239     Devon Energy Corp................             590,777
     27,643     Dynegy, Inc., Class A............             801,647
     40,301     El Paso Corp.....................           1,774,453
      9,210     EOG Resources, Inc...............             373,558
    539,770     Exxon Mobil Corp.................          23,658,119
     33,877     Halliburton Co...................             578,280


                       SEE NOTES TO FINANCIAL STATEMENTS.

LARGE COMPANY INDEX FUND

MARCH 31, 2002

  SHARES                                                     VALUE
  ------                                                     -----
                ENERGY (CONTINUED)

      7,916     Kerr-McGee Corp..................       $     497,521
      8,800     Kinder Morgan, Inc...............             426,184
     24,540     Marathon Oil Corp................             706,752
     11,078     Nabors Industries, Inc.*.........             468,046
     10,455     Noble Drilling Corp.*............             432,732
     29,473     Occidental Petroleum Corp........             859,138
     30,138     Phillips Petroleum Co............           1,892,666
      7,371     Rowan Cos., Inc.*................             169,828
    167,580     Royal Dutch Petroleum Co.
                New York Shares..................           9,102,946
     45,400     Schlumberger, Ltd................           2,670,428
      6,191     Sunoco, Inc......................             247,702
     25,291     Transocean Sedco Forex, Inc......             840,420
     19,311     Unocal Corp......................             752,163
     40,665     Williams Cos., Inc...............             958,067
                                                        -------------
                                                           60,771,739
                                                        -------------

                UTILITIES - 2.64%

     42,056     AES Corp.*.......................             378,504
      9,936     Allegheny Energy, Inc............             410,854
     10,811     Ameren Corp......................             462,170
     25,426     American Electric Power Co., Inc.           1,171,884
     24,120     Calpine Corp.*...................             306,324
     12,541     Cinergy Corp.....................             448,341
     10,607     CMS Energy Corp..................             240,036
     16,791     Consolidated Edison, Inc.........             703,711
     12,932     Constellation Energy Group, Inc..             398,952
     20,776     Dominion Resources, Inc..........           1,353,764
     12,815     DTE Energy Co....................             583,083
     61,319     Duke Energy Corp.................           2,317,858
     25,668     Edison International*............             429,939
     17,469     Entergy Corp.....................             758,329
     25,301     Exelon Corp......................           1,340,194
     23,452     FirstEnergy Corp.................             810,970
     13,894     FPL Group, Inc...................             827,388
     10,974     KeySpan Corp.....................             399,344
     31,652     Mirant Corp.*....................             457,371
      3,520     NICOR, Inc.......................             160,336
     16,356     NiSource, Inc....................             375,370
      2,938     Peoples Energy Corp..............             115,698
     30,538     PG & E Corp......................             719,475
      6,677     Pinnacle West Capital Corp.......             302,802
     11,690     PPL Corp.........................             463,041
     17,391     Progress Energy, Inc.............             870,246
     16,347     Public Service Enterprise Group,
                Inc. ............................             748,693
     23,628     Reliant Energy, Inc..............             609,366
     16,497     Sempra Energy....................             414,900
     54,822     Southern Co......................           1,452,235
     10,975     TECO Energy, Inc.................             314,214
     20,933     TXU Corp.........................           1,141,058
     28,868     Xcel Energy, Inc.................             731,804
                                                        -------------
                                                           22,218,254
                                                        -------------

                BASIC MATERIALS - 2.60%

     17,926     Air Products & Chemicals, Inc....       $     925,878
     25,360     Alcan Aluminum, Ltd..............           1,005,017
     66,988     Alcoa, Inc.......................           2,528,127
      6,307     Allegheny Technologies, Inc......             104,318
      5,483     Ashland, Inc.....................             249,531
     42,253     Barrick Gold Corp................             784,216
      4,685     Boise Cascade Corp...............             169,784
     71,160     Dow Chemical Co..................           2,328,355
     80,878     du Pont (E.I.) deNemours & Co....           3,813,398
      6,230     Eastman Chemical Co..............             303,962
     10,212     Engelhard Corp...................             316,878
     11,350     Freeport-McMoran Copper & Gold, Inc.
                Class B*.........................             199,987
     18,162     Georgia-Pacific Group............             543,952
      4,060     Great Lakes Chemical Corp........             114,370
      8,589     Hercules, Inc.*..................             114,320
     14,334     Inco, Ltd.*......................             280,516
     38,034     International Paper Co...........           1,635,842
      8,320     Louisiana-Pacific Corp...........              89,357
     15,712     MeadWestvaco Corp................             520,853
     30,893     Newmont Mining Corp..............             855,427
      6,158     Nucor Corp.......................             395,590
      6,180     Phelps Dodge Corp................             260,178
     25,867     Placer Dome, Inc.................             316,871
     14,400     Plum Creek Timber Co., Inc.......             427,824
     12,645     Praxair, Inc.....................             756,171
     17,469     Rohm & Haas Co...................             738,415
     12,196     Sherwin-Williams Co..............             347,342
      5,806     Sigma Aldrich Corp...............             272,650
      3,964     Temple-Inland, Inc...............             224,838
      7,189     United States Steel Corp.........             130,480
     17,074     Weyerhaeuser Co..................           1,073,272
                                                        -------------
                                                           21,827,719
                                                        -------------
                TOTAL COMMON STOCKS..............         828,319,018
                                                        -------------
                (Cost $708,241,475)

PAR VALUE
---------

U.S. GOVERNMENT OBLIGATION (A) - 0.32%


                U.S. TREASURY BILL (B) - 0.32%

 $2,700,000     1.81%, 08/29/02..................           2,678,175
                                                        -------------
                TOTAL U.S. GOVERNMENT OBLIGATION.           2,678,175
                                                        -------------
                (Cost $2,679,637)


                       SEE NOTES TO FINANCIAL STATEMENTS.

LARGE COMPANY INDEX FUND

MARCH 31, 2002


 PAR VALUE                                                     VALUE
 ---------                                                     -----
REPURCHASE AGREEMENT - 1.05%

 $8,822,000     Repurchase Agreement with:
                Credit Suisse First Boston Corp.
                1.89%, Due 04/01/2002, dated 03/28/2002
                Repurchase Price $8,823,853
                (Collateralized by U.S. Treasury
                Bonds & Notes, 5.75% - 8.13%,
                Due 11/15/2005 - 08/15/2027;
                Total Par $8,118,515
                Market Value $8,998,489).........          $   8,822,000
                                                           -------------
                TOTAL REPURCHASE AGREEMENT.......              8,822,000
                                                           -------------
                (Cost $8,822,000)
TOTAL INVESTMENTS - 99.86%.......................            839,819,193
                                                           -------------
(Cost $719,743,112)
NET OTHER ASSETS AND LIABILITIES - 0.14%.........              1,197,184
                                                           -------------
NET ASSETS - 100.00%.............................          $ 841,016,377
                                                           =============

*     Non-income producing security.

ADR   American Depositary Receipt.

REIT  Real Estate Investment Trust.

(A)   Discount yield at time of purchase.

(B)   Security has been deposited as initial margin on open futures contracts.

On March 31, 2002, the Fund's open futures contracts were as follows:

Number of   Contract    Expiration     Opening        Current
Contracts     Type         Date        Position     Market Value
---------   --------    ----------     --------     ------------
   38        S&P 500      Jun-02     $11,079,730     $10,917,400
                                     -----------     -----------
                                     $11,079,730     $10,917,400
                                     ===========     ===========


                       SEE NOTES TO FINANCIAL STATEMENTS.

SMALL COMPANY INDEX FUND

PORTFOLIO OF INVESTMENTS
MARCH 31, 2002

  SHARES                                                         VALUE
 --------                                                       -------
COMMON STOCKS - 98.04%


                CONSUMER CYCLICAL - 21.40%

     12,200     Action Performance Cos., Inc.*............  $     600,850
     13,700     Advanced Marketing Services, Inc..........        328,800
      6,100     Angelica Corp.............................         94,489
     20,600     Ann Taylor Stores Corp.*..................        890,332
     26,200     Applebee's International, Inc.............        951,060
     16,400     Applica, Inc.*............................        141,040
     16,500     Arctic Cat, Inc...........................        332,475
     20,400     Argosy Gaming Co.*........................        748,476
      9,300     Ashworth, Inc.*...........................         73,005
     31,100     Atlantic Coast Airlines Holdings, Inc.* ..        745,778
     25,900     Aztar Corp.*..............................        567,210
     20,600     Bally Total Fitness Holding Corp.*........        452,170
      8,300     Bassett Furniture Industries, Inc.........        170,150
     12,000     Bell Microproducts, Inc.*.................        124,800
     12,400     Brown Shoe Co., Inc.......................        241,304
      9,300     Building Materials Holding Corp.*.........        133,920
     31,400     Burlington Coat Factory Warehouse Corp. ..        604,450
     35,000     Casey's General Stores, Inc...............        472,500
     17,400     Cash America International, Inc...........        153,120
     17,700     Cato Corp., Class A.......................        394,356
     19,700     CEC Entertainment, Inc.*..................        910,140
     34,100     Champion Enterprises, Inc.*...............        272,800
     28,725     Chico's FAS, Inc.*........................        968,032
     17,700     Christopher & Banks Corp.*................        581,445
     11,300     Coachmen Industries, Inc..................        184,190
     15,300     Cost Plus, Inc.*..........................        418,645
      9,200     Department 56, Inc.*......................        128,800
     12,900     Dress Barn, Inc.*.........................        381,969
      9,700     Enesco Group, Inc.*.......................         66,930
     27,400     Ethan Allen Interiors, Inc................      1,042,844
      9,100     Factory 2-U Stores, Inc.*.................        117,390
     25,190     Fedders Corp..............................         75,570
     24,700     Fleetwood Enterprises, Inc................        266,760
     14,100     Footstar, Inc.*...........................        429,909
     17,900     Fred's, Inc...............................        644,400
     20,700     Frontier Airlines, Inc.*..................        379,224
     14,600     G & K Services, Inc., Class A.............        543,996
     15,400     Genesco, Inc.*............................        424,578
     23,000     Goody's Family Clothing, Inc.*............        180,550
     27,100     Great Atlantic & Pacific Tea Co., Inc.* ..        755,548
     16,100     Group 1 Automotive, Inc.*.................        628,705
      4,600     Haggar Corp...............................         56,580
     12,700     Hancock Fabrics, Inc......................        229,235
     23,000     Harman International Industries, Inc. ....      1,135,050
     22,100     HOT Topic, Inc.*..........................        461,890
      7,300     Huffy Corp.*..............................         49,640
     16,700     Hughes Supply, Inc........................        650,632
     14,600     IHOP Corp.*...............................        492,166
     29,450     Insight Enterprises, Inc.*................        666,748
     35,900     Interface, Inc............................        227,965
     27,800     Jack in the Box, Inc.*....................        824,270
     13,500     JAKKS Pacific, Inc.*......................        307,125
     13,300     Jo-Ann Stores, Inc., Class A*.............        214,662
      6,500     K-Swiss, Inc., Class A....................        272,870
     12,700     K2, Inc.*.................................         82,804
     16,100     Kellwood Co...............................        391,069
     43,100     La-Z-Boy, Inc.............................      1,183,095
     15,700     Landry's Seafood Restaurants, Inc. .......        360,472
     10,900     Libbey, Inc...............................        419,868
     28,700     Linens `N Things, Inc.*...................        876,211
     17,000     Lone Star Steakhouse & Saloon.............        355,130
     15,900     Luby's, Inc.*.............................        108,120
     18,843     MDC Holdings, Inc.........................        814,018
     23,400     Mesa Air Group, Inc.*.....................        262,080
     46,400     Michaels Stores, Inc.*....................      1,753,920
      9,800     Midwest Express Holdings, Inc.*...........        179,242
     10,100     Mobile Mini, Inc.*........................        325,018
     20,250     Monaco Coach Corp.*.......................        492,075
      4,900     National Presto Industries, Inc...........        140,924
     23,500     Nautica Enterprises, Inc.*................        356,260
      5,400     NVR, Inc.*................................      1,703,700
     13,200     O'Charleys, Inc.*.........................        284,460
     37,200     O'Reilly Automotive, Inc.*................      1,174,404
      8,500     Oshkosh B'Gosh, Inc., Class A.............        364,310
     11,900     Oshkosh Truck Corp........................        677,110
     24,000     Owens & Minor, Inc........................        471,360
      5,400     Oxford Industries, Inc....................        142,560
      8,600     P.F. Chang's China Bistro, Inc.*..........        573,018
     23,200     Pacific Sunwear of California, Inc.*......        570,720
     10,100     Panera Bread Co.*.........................        643,471
     17,400     Pegasus Solutions, Inc.*..................        321,900
     36,400     Pep Boys-Manny, Moe, & Jack...............        605,696
     19,600     Phillips-Van Heusen Corp..................        276,556
     66,100     Pier 1 Imports, Inc.......................      1,360,999
     18,000     Pinnacle Entertainment, Inc.*.............        145,080
     16,200     Polaris Industries, Inc...................      1,031,940
     31,700     Prime Hospitality Corp.*..................        416,855
     16,400     Quiksilver, Inc.*.........................        358,832
     15,200     Rare Hospitality International, Inc.* ....        386,384
     29,900     Regis Corp................................        839,592
      9,800     Royal Appliance Manufacturing Co.*........         52,430
     45,700     Ruby Tuesday, Inc.........................      1,062,525
     22,600     Russell Corp..............................        336,740
     21,600     Ryan's Family Steakhouses, Inc.*..........        518,400
      9,500     Ryland Group, Inc.........................        856,900
      7,800     Salton, Inc.*.............................        154,830
     12,700     School Specialty, Inc.*...................        339,344
     17,650     SCP Pool Corp.*...........................        554,210
     20,300     Shopko Stores, Inc.*......................        367,430
      6,000     Skyline Corp..............................        186,300
     40,100     SkyWest, Inc..............................        999,693
     28,225     Sonic Corp.*..............................        725,665
      8,800     Standard Motor Products, Inc..............        128,480
     20,800     Standard-Pacific Corp.....................        584,480
     19,700     Steak N Shake Co.*........................        276,785
     29,100     Stein Mart, Inc.*.........................        291,291
     29,700     Stride Rite Corp..........................        245,025
     14,800     TBC Corp.*................................        214,600
     34,300     The Cheesecake Factory, Inc.*.............      1,265,670
     20,300     The Gymboree Corp.*.......................        299,425
     20,700     The Marcus Corp...........................        333,684
     30,000     The Men's Wearhouse, Inc.*................        700,500
     14,200     The Wet Seal, Inc., Class A*..............        495,438

                       SEE NOTES TO FINANCIAL STATEMENTS.

SMALL COMPANY INDEX FUND

MARCH 31, 2002

  SHARES                                                 VALUE
 --------                                              -------
                CONSUMER CYCLICAL (CONTINUED)

     10,000     Thor Industries, Inc.............  $     473,000
     14,600     Titan International, Inc.........         74,460
     24,900     Toll Brothers, Inc.*.............      1,241,265
     22,300     Too, Inc.*.......................        657,627
      8,700     Toro Co..........................        518,520
     34,000     Tower Automotive, Inc.*..........        475,660
      8,000     Ultimate Electronics, Inc.*......        224,400
     23,900     United Stationers, Inc.*.........        910,590
          1     Vialta, Inc.*....................              1
     16,300     Wabash National Corp.*...........        161,370
     18,900     Watsco, Inc......................        337,365
     14,800     Winnebago Industries, Inc........        621,452
     22,700     WMS Industries, Inc.*............        431,300
     29,400     Wolverine World Wide, Inc........        527,730
     24,700     Zale Corp.*......................      1,002,820
                                                   -------------
                                                      62,308,201
                                                   -------------

                CONSUMER STAPLES - 20.12%

     14,100     Aaron Rents, Inc.................        322,185
     17,300     ABM Industries, Inc..............        634,910
     18,600     Accredo Health, Inc.*............      1,065,222
     19,500     Administaff, Inc.*...............        538,785
     51,700     Advanced Tissue Sciences, Inc.*..        162,596
     65,300     AdvancePCS*......................      1,964,877
     30,200     Alpharma, Inc., Class A..........        431,860
     12,600     American Italian Pasta Co., Class A*     572,040
     20,600     Arbitron, Inc.*..................        696,280
     14,400     Arqule, Inc.*....................        181,872
     16,100     ArthroCare Corp.*................        289,961
     41,216     Bio-Technology General Corp.*....        202,371
     10,400     Biosite, Inc.....................        257,400
     23,400     Bowne & Co., Inc.................        329,238
     13,500     CDI Corp.*.......................        309,825
     25,300     Central Parking Corp.............        581,647
     35,800     Cephalon, Inc.*..................      2,255,400
      7,000     Chemed Corp......................        261,450
      6,200     Coca-Cola Bottling Co............        303,800
     17,850     CONMED Corp.*....................        446,250
      9,300     Consolidated Graphics, Inc.*.....        185,070
     30,900     Constellation Brands, Inc.,
                Class A* ........................      1,698,264
     10,900     Cooper Cos., Inc.................        516,660
     15,100     Corinthian Colleges, Inc.*.......        763,305
     25,000     Corn Products International, Inc.        805,000
     46,400     Coventry Health Care, Inc.*......      1,206,400
      5,700     CPI Corp.........................         93,765
     13,350     Cryolife, Inc.*..................        279,015
      6,400     Curative Health Services, Inc.*..         68,288
     26,300     Cygnus, Inc.*....................        102,833
     10,500     Datascope Corp...................        308,175
     27,200     Delta & Pine Land Co.............        515,984
     20,000     Diagnostic Products Corp.........        864,000
     31,600     DiMon, Inc.......................        218,040
     20,088     Enzo Biochem, Inc.*..............        406,983
     31,400     Fleming Cos., Inc................        703,360
     21,300     Fossil, Inc.*....................        566,367
     14,100     Franklin Covey Co.*..............         36,096
     18,700     Haemonetics Corp.*...............        593,538
     24,000     Hain Celestial Group, Inc.*......        534,000
      9,200     Hall Kinion & Associates, Inc.*..         76,268
     20,500     Harland (John H.) Co.............        595,935
     12,700     Heidrick & Struggles, Inc.*......        264,160
     13,400     Hologic, Inc.*...................        207,030
     45,700     Hooper Holmes, Inc...............        479,393
     23,800     IDEXX Laboratories, Inc.*........        638,792
     11,400     IMPATH, Inc.*....................        467,856
     14,200     Inamed Corp.*....................        467,180
      8,600     Insurance Auto Auctions, Inc.*...        143,964
     13,400     International Multifoods Corp....        318,384
     21,700     Invacare Corp....................        815,920
     16,400     ITT Educational Services, Inc.*..        738,000
      6,100     J & J Snack Foods Corp.*.........        228,018
     15,900     Kroll, Inc.*.....................        264,735
     28,700     Labor Ready, Inc.*...............        223,860
     20,500     Lance, Inc.......................        293,150
     31,800     Mascotech, Inc., Escrow..........             --
     16,500     MAXIMUS, Inc.*...................        507,045
     21,600     Medicis Pharmaceutical Corp.,
                Class A* ........................      1,198,800
     10,100     MemberWorks, Inc.*...............        191,193
     16,500     Mentor Corp......................        595,320
     17,000     MGI Pharma, Inc.*................        233,920
     34,300     MID Atlantic Medical Services, Inc.*     977,550
     10,600     Midas, Inc.......................        151,156
      8,283     Nash Finch Co....................        225,712
     11,500     Nature's Sunshine Products, Inc..        128,915
     46,500     NBTY, Inc.*......................        793,290
      9,100     New England Business Service, Inc.       233,597
     15,900     Noven Pharmaceuticals, Inc.*.....        329,766
     15,800     On Assignment, Inc.*.............        282,820
     35,400     Orthodontic Centers of America, Inc.*    977,394
     10,000     Osteotech, Inc.*.................         66,800
     17,700     PARAEXEL International Corp.*....        283,908
     17,300     Pediatrix Medical Group, Inc.*...        705,148
     30,900     Performance Food Group Co.*......      1,009,194
     36,800     Pharmaceutical Product
                Development, Inc.*...............      1,282,480
      8,600     PolyMedica Corp.*................        218,870
     15,100     Pre-Paid Legal Services, Inc.*...        431,256
     45,000     PRG-Schultz International, Inc.*.        632,250
     32,100     Priority Healthcare Corp., Class B*      834,921
     22,400     Province Healthcare Co.*.........        711,648
     21,200     Ralcorp Holdings, Inc.*..........        576,640
     30,900     Regeneron Pharmaceuticals, Inc.*.        772,191
     12,300     RehabCare Group, Inc.*...........        350,550
     34,800     Renal Care Group, Inc.*..........      1,141,440
     22,700     ResMed, Inc.*....................        910,951
     21,600     Respironics, Inc.*...............        699,840
     14,200     Russ Berrie & Co., Inc...........        457,240
     20,700     Scotts Co., Class A*.............        947,646
     19,700     Sierra Health Services, Inc.*....        257,676
     17,300     Sola International, Inc.*........        254,656
     12,400     SOURCECORP*......................        365,676
      6,900     Spacelabs Medical, Inc.*.........         97,014
     41,300     Spherion Corp.*..................        456,365

                       SEE NOTES TO FINANCIAL STATEMENTS.

SMALL COMPANY INDEX FUND

MARCH 31, 2002

  SHARES                                                VALUE
 --------                                              -------
                CONSUMER STAPLES (CONTINUED)

     19,500     Standard Register Co.............  $     548,340
     10,000     Startek, Inc.*...................        231,500
     15,600     Sunrise Assisted Living, Inc.*...        425,256
     11,900     SurModics, Inc.*.................        518,840
     26,800     Sybron Dental Specialties, Inc.*.        538,680
     17,500     Syncor International Corp.*......        476,875
     29,400     Techne Corp.*....................        810,558
     21,000     Theragenics Corp.*...............        207,900
     14,400     Triarc Cos., Inc.*...............        400,320
     67,000     U.S. Oncology, Inc.*.............        590,270
     13,200     United Natural Foods, Inc.*......        328,812
     47,700     Varian Medical Systems, Inc.*....      1,950,930
     18,400     Viasys Healthcare, Inc.*.........        413,816
      9,200     Vital Signs, Inc.................        339,296
     10,800     Volt Information Sciences, Inc.*.        201,420
     39,400     Whole Foods Market, Inc.*........      1,800,186
                                                   -------------
                                                      58,569,594
                                                   -------------

                INDUSTRIAL - 17.59%

     29,200     Acuity Brands, Inc...............        482,676
     22,500     Advanced Energy Industries, Inc.*        809,100
     42,450     Aeroflex, Inc.*..................        545,907
      9,400     Analogic Corp....................        390,946
     20,000     Apogee Enterprises, Inc..........        244,000
     13,700     Applied Industrial Technologies,
                Inc. ............................        263,725
     25,400     AptarGroup, Inc..................        890,270
     17,300     Arkansas Best Corp.*.............        480,767
     21,600     Armor Holdings, Inc.*............        585,360
     27,100     Artesyn Technologies, Inc.*......        252,301
     14,000     Astec Industries, Inc.*..........        245,980
     24,000     Baldor Electric Co...............        542,400
     13,100     Barnes Group, Inc................        320,950
     24,900     BE Aerospace, Inc.*..............        247,257
     10,200     BEI Technologies, Inc............        192,270
      7,600     Bel Fuse, Inc....................        185,896
     17,400     Belden, Inc......................        414,642
     13,900     Benchmark Electronics, Inc.*.....        389,200
     16,300     Brady Corp., Class A.............        591,690
     15,300     Briggs & Stratton Corp...........        703,800
      4,500     Butler Manufacturing Co..........        120,825
     18,500     C&D Technologies, Inc............        388,870
     31,250     Cable Design Technologies Corp.*.        417,187
     10,100     Castle (A.M.) & Co...............        109,484
     22,400     Checkpoint Systems, Inc.*........        357,280
     17,400     Clarcor, Inc.....................        556,800
     31,000     Cognex Corp.*....................        900,860
     20,300     Coherent, Inc.*..................        688,170
     14,700     Cohu, Inc........................        418,803
      9,200     Commercial Metals Co.............        386,400
     19,400     Concord Camera Corp.*............        174,794
     11,900     Cross (A.T.) Co., Class A*.......         82,110
     20,400     CTS Corp.........................        331,500
     11,600     CUNO, Inc.*......................        430,592
      7,200     Curtiss-Wright Corp..............        478,800
     21,700     Cymer, Inc.*.....................      1,077,622
     15,200     Dionex Corp.*....................        369,816
     11,700     DRS Technologies, Inc.*..........        485,433
     14,000     Edo Corp.........................        378,140
     13,700     Elcor Corp.......................        304,140
     19,300     Electro Scientific Industries,
                Inc.* ...........................        707,345
     10,500     EMCOR Group, Inc.*...............        609,000
     14,700     Esterline Technologies Corp.*....        299,880
     20,000     Florida Rock Industries, Inc.....        796,800
     10,800     Flow International Corp.*........        105,624
     15,300     Forward Air Corp.*...............        484,245
     11,000     Gardner Denver, Inc.*............        269,500
     15,600     Gerber Scientific, Inc...........        114,660
     21,950     Graco, Inc.......................        896,658
     23,240     Griffon Corp.*...................        389,270
     35,482     Heartland Express, Inc.*.........        708,221
     18,100     Helix Technology Corp............        458,292
     21,700     IDEX Corp........................        802,900
     10,400     IMCO Recycling, Inc..............         92,560
     18,700     Insituform Technologies, Inc.,
                Class A* ........................        472,549
     11,597     Intermagnetics General Corp.*....        316,018
     18,000     Intermet Corp....................        126,360
     12,500     Ionics, Inc.*....................        400,750
     11,500     Itron, Inc.*.....................        342,125
     29,800     JLG Industries, Inc..............        441,040
     41,700     Kansas City Southern Industries,
                Inc.* ...........................        664,698
     11,100     Keithley Instruments, Inc........        243,867
     17,000     Kirby Corp.*.....................        508,300
     34,800     Kulicke & Soffa Industries, Inc.*        724,188
      5,800     Landstar System, Inc.*...........        538,240
      6,900     Lawson Products, Inc.............        198,858
     40,000     Lennox International, Inc........        528,800
      8,300     Lindsay Manufacturing Co.........        202,105
     11,300     Lydall, Inc.*....................        160,234
     15,900     Magnetek, Inc.*..................        186,030
     17,200     Manitowoc Co., Inc...............        679,400
     25,400     Methode Electronics, Inc., Class A       316,230
     23,700     Milacron, Inc....................        345,783
     23,700     Mueller Industries, Inc.*........        829,263
     16,860     Myers Industries, Inc............        244,470
     15,800     Offshore Logistics, Inc.*........        340,490
     13,750     Park Electrochemical Corp........        398,750
     29,600     Paxar Corp.*.....................        498,760
     12,000     Photon Dynamics, Inc.*...........        610,680
      8,900     Planar Systems, Inc.*............        233,625
     66,300     PolyOne Corp.....................        808,860
      9,500     Quanex Corp......................        337,250
     17,300     Regal Beloit Corp................        442,015
     13,800     Roadway Express, Inc.............        510,600
      8,500     Robbins & Myers, Inc.............        232,475
     11,100     Rogers Corp.*....................        368,631
     22,000     Roper Industries, Inc............      1,094,280
     17,500     Ryerson Tull, Inc................        191,625
     10,300     SBS Technologies, Inc.*..........        131,634
     28,300     Shaw Group, Inc.*................        778,250
      8,700     Simpson Manufacturing Co., Inc.*.        532,005
     23,600     SLI, Inc.........................         60,180
     16,800     Smith (A.O.) Corp................        427,560
      9,300     SPS Technologies, Inc.*..........        394,041

                       SEE NOTES TO FINANCIAL STATEMENTS.

SMALL COMPANY INDEX FUND

MARCH 31, 2002

  SHARES                                                VALUE
 --------                                              -------

                INDUSTRIAL (CONTINUED)

     11,500     Standard Microsystems Corp.*.....  $     264,500
      8,600     Standex International Corp.......        210,012
     19,000     Sturm Ruger & Co., Inc...........        245,100
     23,800     Technitrol, Inc..................        567,392
     37,100     TetraTech, Inc.*.................        530,159
     14,800     Texas Industries, Inc............        609,760
     10,800     Thomas Industries, Inc...........        315,900
     42,300     Timken Co........................        976,707
     27,000     Tredegar Corp....................        504,900
     17,600     Trimble Navigator, Ltd.*.........        292,688
     11,200     Triumph Group, Inc.*.............        439,040
     14,100     Universal Forest Products, Inc...        336,849
     12,900     URS Corp.*.......................        408,930
     18,700     USFreightways Corp...............        662,728
     32,200     Valence Technology, Inc.*........         98,210
     17,300     Valmont Industries, Inc..........        309,670
     30,000     Vicor Corp.*.....................        507,000
     19,400     Waste Connections, Inc.*.........        650,094
     18,800     Watts Industries, Inc., Class A..        315,840
     44,800     Werner Enterprises, Inc..........        938,560
      8,600     Wolverine Tube, Inc.*............         74,820
      8,000     Woodward Governor Co.............        550,400
     15,100     X-Rite, Inc......................        120,800
     17,500     Yellow Corp.*....................        461,825
                                                   -------------
                                                      51,224,621
                                                   -------------

                TECHNOLOGY - 13.33%

     19,000     AAR Corp.........................        204,630
     17,000     Actel Corp.*.....................        352,070
     28,900     Alliance Semiconductor Corp.*....        332,928
     17,725     Alliant Techsystems, Inc.*.......      1,807,773
     31,300     Alpha Industries, Inc.*..........        477,325
     29,500     American Management Systems, Inc.*       551,089
     17,100     Analysts International Corp......         68,400
     10,200     ANSYS, Inc.*.....................        276,420
     22,500     Aspen Technology, Inc.*..........        515,250
     10,200     AstroPower, Inc.*................        425,952
     21,500     ATMI, Inc.*......................        676,175
     26,745     Avant! Corp.*....................        535,702
     18,400     Avid Technology, Inc.*...........        255,944
     68,900     Axcelis Technologies, Inc.*......        985,270
     15,800     AXT, Inc.*.......................        169,060
     15,400     BARRA, Inc.*.....................        932,778
     14,100     Brooks Automation, Inc.*.........        640,704
      8,800     Brooktrout, Inc.*................         54,208
     19,700     CACI International, Inc.*........        691,667
     22,500     Captaris, Inc.*..................         77,850
     15,500     Carreker Corp.*..................        135,160
      9,300     Catapult Communications Corp.*...        234,732
     24,700     Cerner Corp.*....................      1,178,437
     42,800     CIBER, Inc.*.....................        391,620
     14,800     Computer Task Group, Inc.........         85,544
     11,800     Concord Communications, Inc.*....        249,570
     27,900     Dendrite International, Inc.*....        298,530
     15,400     Digi International, Inc.*........         83,930
     12,700     DuPont Photomasks, Inc.*.........        660,400
     32,800     eFunds Corp.*....................        526,440
     16,300     Elantec Semiconductor, Inc.*.....        697,151
     14,900     Electroglas, Inc.*...............        251,810
     16,300     ePresence, Inc.*.................         69,112
     31,200     ESS Technology, Inc.*............        647,088
     27,600     Exar Corp........................        566,904
     23,700     FactSet Research Systems, Inc....        956,295
     16,400     Fair, Isaac and Co., Inc.........      1,039,596
     24,900     FileNET Corp.*...................        425,541
     30,400     GenCorp, Inc.....................        477,888
     25,880     Global Payments, Inc.*...........        948,502
     25,000     HNC Software, Inc.*..............        420,000
     17,900     Hutchinson Technology, Inc.*.....        386,103
     23,200     Hyperion Solutions Corp.*........        626,632
     13,800     Imagistics International, Inc.*..        219,420
     20,700     Information Resources, Inc.*.....        190,233
     17,000     Inter-Tel, Inc...................        313,990
     23,900     InterVoice-Brite, Inc.*..........        152,960
     15,800     Kaman Corp., Class A.............        267,810
     46,300     Kopin Corp.*.....................        421,793
     14,150     Kronos, Inc.*....................        664,767
     19,500     Manhattan Associates, Inc.*......        742,950
     10,500     Mapinfo Corp.*...................        105,000
     11,600     Meade Instruments Corp.*.........         41,528
     15,600     Mercury Computer Systems, Inc.*..        498,576
     12,400     MICROS Systems, Inc.*............        315,580
     20,100     Microsemi Corp.*.................        328,032
     30,100     Midway Games, Inc.*..............        405,146
     16,000     MRO Software, Inc.*..............        199,040
     24,100     NDCHealth Corp...................        876,999
     19,400     NYFIX, Inc.*.....................        290,224
     18,000     Pericom Semiconductor Corp.*.....        254,520
     17,800     Phoenix Technologies, Ltd.*......        242,970
     21,400     Photronics, Inc.*................        721,822
     40,400     Pinnacle Systems, Inc.*..........        321,988
     22,500     Pioneer Standard Electronics, Inc.       318,375
     19,800     Power Integrations, Inc.*........        377,190
     25,300     Progress Software Corp.*.........        458,942
     11,000     QRS Corp.*.......................        129,800
     19,400     Radiant Systems, Inc.*...........        175,570
     12,300     RadiSys Corp.*...................        221,523
     18,400     Rainbow Technologies, Inc.*......        185,104
     85,200     Read-Rite Corp.*.................        261,564
     13,700     Roxio, Inc.*.....................        310,853
     11,400     Rudolph Technologies, Inc.*......        492,024
     22,500     SAGA Systems, Inc. Escrow*.......             --
     10,900     SCM Microsystems, Inc.*..........        127,421
     11,900     SPSS, Inc.*......................        208,726
      8,800     Supertex, Inc.*..................        187,088
     23,400     Systems & Computer Technology Corp.*     308,646
     26,000     Take-Two Interactive Software, Inc.*     522,600
     22,500     Teledyne Technologies, Inc.*.....        373,050
     20,400     Therma-Wave, Inc.*...............        294,576
     17,500     THQ, Inc.*.......................        859,250
     15,100     Three-Five Systems, Inc.*........        223,782
     15,900     Ultratech Stepper, Inc.*.........        330,720
     23,300     Varian Semiconductor Equipment*..      1,048,500

                       SEE NOTES TO FINANCIAL STATEMENTS.

SMALL COMPANY INDEX FUND

MARCH 31, 2002

  SHARES                                                VALUE
 --------                                              -------
                TECHNOLOGY (CONTINUED)

     20,300     Veeco Instruments, Inc.*.........  $     710,500
     24,700     Verity, Inc.*....................        436,696
     22,300     Zebra Technologies Corp., Class A*     1,206,207
     12,300     ZixIt Corp.*.....................         80,196
                                                   -------------
                                                      38,812,431
                                                   -------------

                FINANCE - 10.19%

     17,000     American Financial Holdings, Inc.        452,370
     17,500     Anchor Bancorp Wisconsin, Inc....        350,525
     15,700     Boston Private Financial Holdings,
                Inc. ............................        419,975
     22,625     Chittenden Corp..................        659,519
     14,800     Colonial Properties Trust, REIT..        509,860
     32,800     Commercial Federal Corp..........        882,320
     25,800     Community First Bankshares, Inc..        667,188
     36,300     Cullen/Frost Bankers, Inc........      1,302,081
     14,400     Delphi Financial Group, Inc.,
                Class A* ........................        564,624
     12,100     Dime Community Bancshares, Inc...        372,680
     20,000     Downey Financial Corp............        912,000
     16,500     East-West Bancorp, Inc...........        483,285
     11,800     Financial Federal Corp.*.........        387,158
     48,500     First American Financial Corp....      1,032,080
     34,450     First Midwest Bancorp, Inc.......      1,000,428
      9,600     First Republic Bank*.............        272,640
     18,800     FirstBancorp/Puerto Rico.........        543,320
     12,300     Firstfed Financial Corp.*........        321,645
     50,000     Fremont General Corp.............        305,000
      8,300     GBC Bancorp......................        277,635
     20,000     Hilb, Rogal & Hamilton Co........        624,000
     32,640     Hudson United Bancorp............      1,038,278
     18,600     Jefferies Group, Inc.............        896,520
     19,400     Kilroy Realty Corp., REIT........        547,274
     13,100     LandAmerica Financial Group, Inc.        453,653
     15,900     MAF Bancorp, Inc.................        560,475
     14,700     Philadelphia Consolidated
                Holding Co.* ....................        585,060
     20,700     Presidential Life Corp...........        470,925
     18,079     Provident Bankshares Corp........        433,896
     34,300     Raymond James Financial, Inc.....      1,174,089
     20,200     Riggs National Corp..............        310,070
      7,000     RLI Corp.........................        361,900
      6,600     SCPIE Holdings, Inc..............        112,068
     18,000     Selective Insurance Group, Inc...        480,600
     23,000     Shurgard Storage Centers, Inc.,
                Class A, REIT....................        779,700
     29,200     South Financial Group, Inc.......        594,220
     23,300     Southwest Bancorp of Texas, Inc.*        776,822
     44,600     Staten Island Bancorp, Inc.......        877,728
     29,950     Sterling Bancshares, Inc.........        399,833
     12,600     Stewart Information Services Corp.       252,000
     27,800     Susquehanna Bancshares, Inc......        680,544
     12,286     SWS Group, Inc...................        248,792
     26,100     Trenwick Group, Ltd..............        234,117
     50,332     Trustco Bank Corp................        649,786
     13,800     UCBH Holdings, Inc...............        496,524
     33,400     UICI*............................        632,930
     30,500     United Bankshares, Inc...........        900,665
     44,859     Washington Federal, Inc..........  $   1,073,924
     18,700     Whitney Holding Corp.............        932,382
     12,400     Zenith National Insurance Corp...        362,080
                                                   -------------
                                                      29,657,188
                                                   -------------

                ENERGY - 5.54%

      9,800     Atwood Oceanics, Inc.*...........        449,820
     27,600     Brown (Tom), Inc.*...............        753,480
     22,700     Cabot Oil & Gas Corp., Class A...        562,052
     23,000     Cal Dive International, Inc.*....        572,700
     10,600     Carbo Ceramics, Inc..............        434,176
     12,300     Dril-Quip, Inc.*.................        315,495
     13,100     Evergreen Resources, Inc.*.......        546,270
     36,300     Input/Output, Inc.*..............        330,330
     10,000     KEY Production Co., Inc.*........        189,500
     17,800     Lone Star Technologies, Inc.*....        406,018
     52,900     Massey Energy Co.................        894,010
     31,100     Newfield Exploration Co.*........      1,150,389
     12,000     Nuevo Energy Co.*................        178,800
     16,700     Oceaneering International, Inc.*.        484,300
     15,200     Patina Oil & Gas Corp............        479,104
     16,500     Plains Resources, Inc.*..........        410,520
     37,900     Pogo Producing Co................      1,201,430
      9,100     Prima Energy Corp.*..............        226,590
     15,900     Remington Oil & Gas Corp.*.......        320,544
     14,200     SEACOR Smit, Inc.*...............        695,800
     17,700     Seitel, Inc.*....................        161,955
     19,600     St. Mary Land & Exploration Co...        425,516
     18,500     Stone Energy Corp.*..............        716,875
     17,500     Swift Energy Co.*................        344,750
     10,100     TETRA Technologies, Inc.*........        293,405
     25,500     Unit Corp.*......................        466,395
     21,900     Veritas DGC, Inc.*...............        370,329
     44,600     Vintage Petroleum, Inc...........        655,620
     11,200     WD-40 Co.........................        337,344
     87,450     XTO Energy, Inc..................      1,753,372
                                                   -------------
                                                      16,126,889
                                                   -------------

                UTILITIES - 4.02%

      7,200     American States Water Co.........        253,800
     29,100     Atmos Energy Corp................        686,760
     33,600     Avista Corp......................        521,808
      7,800     Cascade Natural Gas Corp.........        165,516
      8,200     Central Vermont Public Service Corp.     146,452
     11,600     CH Energy Group, Inc.............        550,420
     35,600     El Paso Electric Co.*............        557,140
     22,100     Energen Corp.....................        584,545
      4,000     Green Mountain Power Corp........         73,000
     13,400     Laclede Group, Inc...............        312,220
     19,000     New Jersey Resources Corp........        574,560
     17,800     Northwest Natural Gas Co.........        498,578
     19,400     NorthWestern Corp................        426,800
     11,000     NUI Corp.........................        273,680
     48,275     Philadelphia Suburban Corp.......      1,134,463
     23,000     Piedmont Natural Gas Co., Inc....        818,800
     24,500     RGS Energy Group, Inc............        961,625

                       SEE NOTES TO FINANCIAL STATEMENTS.

SMALL COMPANY INDEX FUND

MARCH 31, 2002

  SHARES                                                VALUE
 --------                                              -------
                UTILITIES (CONTINUED)

     36,888     Southern Union Co.*..............  $     675,788
     22,900     Southwest Gas Corp...............        572,500
     17,800     Southwestern Energy Co...........        223,924
     19,400     UGI Corp.........................        607,996
     10,200     UIL Holdings Corp................        592,620
     23,700     Unisource Energy Corp............        484,902
                                                   -------------
                                                      11,697,897
                                                   -------------

                BASIC MATERIALS - 3.04%

     15,700     Arch Chemicals, Inc..............        346,185
     11,700     Brush Engineered Materials, Inc..        148,590
     24,600     Buckeye Technologies, Inc.*......        253,380
     18,200     Cambrex Corp.....................        766,220
     19,700     Caraustar Industries, Inc........        205,865
     14,500     Century Aluminum Co..............        235,625
      9,900     ChemFirst, Inc...................        264,825
     10,800     Chesapeake Corp..................        293,220
      7,200     Cleveland-Cliffs, Inc............        158,400
     11,700     Commonwealth Industries, Inc.....         86,580
      8,400     Deltic Timber Corp...............        254,100
     22,400     Georgia Gulf Corp................        601,440
     22,700     MacDermid, Inc...................        491,682
     10,400     Material Sciences Corp.*.........        108,680
     18,500     Mississippi Chemical Corp........         50,875
     19,600     OM Group, Inc....................      1,417,080
     28,000     Omnova Solutions, Inc............        232,400
      5,300     Penford Corp.....................         85,330
     11,100     Pope & Talbot, Inc...............        162,726
      6,600     Quaker Chemical Corp.............        154,110
     22,300     Reliance Steel & Aluminum Co.....        615,257
     14,800     RTI International Metals, Inc.*..        170,940
     10,500     Schweitzer-Mauduit International,
                Inc. ............................        260,925
     32,400     Steel Dynamics, Inc.*............        531,684
      6,800     Steel Technologies, Inc..........         58,004
     27,400     Stillwater Mining Co.*...........        516,490
     22,500     Wellman, Inc.....................        370,125
                                                   -------------
                                                       8,840,738
                                                   -------------

                COMMUNICATIONS - 2.81%

      8,600     4 Kids Entertainment, Inc.*......        171,312
     74,900     Adaptec, Inc.*...................      1,001,413
     14,100     Advo, Inc.*......................        595,584
     21,500     Allen Telecom, Inc.*.............        143,620
     26,100     Anixter International, Inc.*.....        773,343
     36,700     Aspect Communications Corp.*.....        143,497
     16,200     Audiovox Corp.*..................        116,316
     16,000     Aware, Inc.*.....................        101,600
     14,200     Black Box Corp.*.................        687,564
     12,200     Boston Communications Group, Inc.*       105,042
     25,200     C-COR.net Corp.*.................        453,600
      8,800     Davox Corp.*.....................         70,400
     58,200     DMC Stratex Networks, Inc.*......        316,608
     38,700     General Communication, Inc.,
                Class A* ........................        336,690
     41,700     Harmonic, Inc.*..................        483,720
     15,400     Information Holdings, Inc.*......        443,520
     17,250     Metro One Telecommunications*....        437,287
     23,900     Netegrity, Inc.*.................        353,481
     15,600     Network Equipment Technologies,
                Inc.* ...........................         80,340
     13,800     PC-Tel, Inc.*....................        119,370
     22,600     Penton Media, Inc................        170,630
     37,414     Proxim Corp., Class A*...........         89,794
     47,554     Stratos Lightwave, Inc.*.........        210,189
     15,750     SymmetriCom, Inc.*...............         97,492
     10,200     Thomas Nelson, Inc...............        123,930
      9,500     Tollgrade Communications, Inc.*..        232,845
     18,300     Viasat, Inc.*....................        256,566
     22,500     Visual Networks, Inc.*...........         66,150
                                                   -------------
                                                       8,181,903
                                                   -------------
                TOTAL COMMON STOCKS..............    285,419,462
                                                   -------------
                (Cost $251,218,657)

PAR VALUE
---------

U.S. GOVERNMENT OBLIGATION (A) - 0.51%

                U.S. TREASURY BILL (B) - 0.51%

 $1,500,000     1.81%, 08/29/02..................      1,487,876
                                                   -------------
                TOTAL U.S. GOVERNMENT OBLIGATION.      1,487,876
                                                   -------------
                (Cost $1,488,688)

REPURCHASE AGREEMENT - 0.44%

  1,275,000     Repurchase Agreement with:
                Credit Suisse First Boston Corp.
                1.89%, Due 04/01/2002, dated 03/28/2002
                Repurchase Price $1,275,268
                (Collateralized by U.S. Treasury
                Bonds & Notes, 5.75% - 8.13%,
                Due 11/15/2005 - 08/15/2027;
                Total Par $1,173,329
                Market Value $1,300,507).........      1,275,000
                                                   -------------
                TOTAL REPURCHASE AGREEMENT.......      1,275,000
                                                   -------------
                (Cost $1,275,000)
TOTAL INVESTMENTS - 98.99%.......................    288,182,338
                                                   -------------
(Cost $253,982,345)
NET OTHER ASSETS AND LIABILITIES - 1.01%.........      2,929,054
                                                   -------------
NET ASSETS - 100.00%.............................  $ 291,111,392
                                                   =============

------------------------
*     Non-income producing security.
(A)   Discount yield at time of purchase.
(B) Security has been deposited as initial margin on open futures contracts. REIT Real Estate Investment Trust

On March 31, 2002, the Fund's open futures contracts were as follows:

    Number of   Contract    Expiration     Opening       Current
    Contracts     Type         Date       Position    Market Value
    ---------   --------    ----------    --------    ------------
       12     Russell 2000    Jun-02     $2,982,420   $3,045,000
       10    S&P Midcap 400   Jun-02      2,692,850    2,712,250
                                         ----------   ----------
                                         $5,675,270   $5,757,250
                                         ==========   ==========

                       SEE NOTES TO FINANCIAL STATEMENTS.

UTILITY INDEX FUND

PORTFOLIO OF INVESTMENTS
MARCH 31, 2002

  SHARES                                                VALUE
 --------                                              -------
COMMON STOCKS - 97.55%

                UTILITIES - 82.76%

     76,900     AES Corp.*.......................  $     692,100
     18,000     Allegheny Energy, Inc............        744,300
     19,200     Ameren Corp......................        820,800
     46,520     American Electric Power Co., Inc.      2,144,107
     44,000     Calpine Corp.*...................        558,800
     22,900     Cinergy Corp.....................        818,675
     19,200     CMS Energy Corp..................        434,496
     30,600     Consolidated Edison, Inc.........      1,282,446
     23,600     Constellation Energy Group, Inc..        728,060
     37,560     Dominion Resource, Inc...........      2,447,410
     23,500     DTE Energy Co....................      1,069,250
    111,300     Duke Energy Corp.................      4,207,140
     47,000     Edison International*............        787,250
     31,900     Entergy Corp.....................      1,384,779
     46,275     Exelon Corp......................      2,451,187
     42,971     FirstEnergy Corp.................      1,485,937
     25,400     FPL Group, Inc...................      1,512,570
     20,100     KeySpan Corp.....................        731,439
     57,785     Mirant Corp.*....................        834,993
      6,500     NICOR, Inc.......................        296,075
     29,800     NiSource, Inc....................        683,910
      5,100     Peoples Energy Corp..............        200,838
     55,900     PG&E Corp.*......................      1,317,004
     12,200     Pinnacle West Capital Corp.......        553,270
     21,100     PPL Corp.........................        835,771
     31,564     Progress Energy, Inc.............      1,579,463
     29,900     Public Service Enterprise Group,
                Inc. ............................      1,369,420
     43,000     Reliant Energy, Inc..............      1,108,970
     29,900     Sempra Energy....................        751,985
    100,300     Southern Co......................      2,656,947
     20,100     TECO Energy, Inc.................        575,463
     38,200     TXU Corp.........................      2,082,282
     52,710     XCEL Energy, Inc.................      1,336,198
                                                   -------------
                                                      40,483,335
                                                   -------------

  SHARES                                                VALUE
 --------                                              -------
                ENERGY - 14.79%

     50,600     Dynegy, Inc......................  $   1,467,400
     73,573     El Paso Corp.....................      3,239,419
     16,100     Kinder Morgan, Inc...............        779,723
     74,300     Williams Cos., Inc...............      1,750,508
                                                   -------------
                                                       7,237,050
                                                   -------------
                TOTAL COMMON STOCKS..............     47,720,385
                                                   -------------
                (Cost $50,585,240)
TOTAL INVESTMENTS - 97.55%.......................     47,720,385
                                                   -------------
(Cost $50,585,240)
NET OTHER ASSETS AND LIABILITIES - 2.45%.........      1,199,839
                                                   -------------
NET ASSETS - 100.00%.............................  $  48,920,224
                                                   =============

-----------------------
*     Non-income producing security.

                       SEE NOTES TO FINANCIAL STATEMENTS.

U.S. TREASURY INDEX FUND

PORTFOLIO OF INVESTMENTS
MARCH 31, 2002

 PAR VALUE                                               VALUE
-----------                                             -------
U.S. GOVERNMENT OBLIGATIONS - 97.70%

                U.S. TREASURY NOTES - 61.70%

$10,500,000     3.88%, 06/30/03..................  $  10,614,439
  6,400,000     5.25%, 08/15/03..................      6,583,251
 11,600,000     5.75%, 08/15/03..................     12,006,916
  1,800,000     3.00%, 01/31/04..................      1,781,719
  5,500,000     3.00%, 02/29/04..................      5,435,336
  3,100,000     5.25%, 05/15/04..................      3,194,091
  9,500,000     7.25%, 08/15/04..................     10,206,572
  1,150,000     7.50%, 02/15/05..................      1,252,018
  6,250,000     6.50%, 08/15/05..................      6,649,662
  4,425,000     7.00%, 07/15/06..................      4,800,262
  7,500,000     6.50%, 10/15/06..................      7,994,828
  1,600,000     3.50%, 11/15/06..................      1,513,750
  8,165,000     5.63%, 05/15/08..................      8,366,896
  2,450,000     4.75%, 11/15/08..................      2,387,795
  4,100,000     5.50%, 05/15/09..................      4,152,214
  2,500,000     6.00%, 08/15/09..................      2,601,955
  5,600,000     5.75%, 08/15/10..................      5,721,845
  3,700,000     5.00%, 08/15/11..................      3,577,586
                                                   -------------
                                                      98,841,135
                                                   -------------

                U.S. TREASURY BONDS - 36.00%

  1,650,000     10.75%, 08/15/05.................      1,970,590
  4,925,000     12.00%, 08/15/13.................      6,684,151
  5,100,000     7.50%, 11/15/16..................      5,861,017
  2,330,000     8.75%, 05/15/17..................      2,973,299
  3,221,000     8.50%, 02/15/20..................      4,087,150
  7,000,000     7.88%, 02/15/21..................      8,438,010
  3,200,000     8.13%, 08/15/21..................      3,956,877
  8,450,000     7.50%, 11/15/24..................      9,959,119
 11,650,000     6.13%, 11/15/27..................     11,797,908
  2,150,000     5.25%, 02/15/29..................      1,937,184
                                                   -------------
                                                      57,665,305
                                                   -------------
                TOTAL U.S. GOVERNMENT OBLIGATIONS    156,506,440
                                                   -------------
                (Cost $155,196,602)

 PAR VALUE                                               VALUE
-----------                                             -------
REPURCHASE AGREEMENT - 0.86%

 $1,373,000     Repurchase Agreement with:
                Credit Suisse First Boston Corp.
                1.89%, Due 04/01/2002, dated
                03/28/2002
                Repurchase Price $1,373,288
                (Collateralized by U.S. Treasury
                Bonds & Notes, 5.75% - 8.13%,
                Due 11/15/2005 - 08/15/2027;
                Total Par $1,263,514
                Market Value $ 1,400,468)........  $   1,373,000
                                                   -------------
                TOTAL REPURCHASE AGREEMENT.......      1,373,000
                                                   -------------
                (Cost $1,373,000)
TOTAL INVESTMENTS - 98.56%.......................    157,879,440
                                                   -------------
(Cost $156,569,602)
NET OTHER ASSETS AND LIABILITIES - 1.44%.........      2,300,885
                                                   -------------
NET ASSETS - 100.00%.............................  $ 160,180,325
                                                   =============

                       SEE NOTES TO FINANCIAL STATEMENTS.

MUNICIPAL BOND FUND

PORTFOLIO OF INVESTMENTS
MARCH 31, 2002


PAR VALUE                                                                VALUE
---------                                                                -----
MUNICIPAL SECURITIES - 91.89%

                ALABAMA - 1.96%

 $  350,000     Alabama State Parks System
                Improvement Corp., Series C
                5.25%, 06/01/08 ...........................        $     369,747
    400,000     Auburn University Athletics
                5.20%, 04/01/04
                Insured: MBIA..............................              416,164
                                                                   -------------
                                                                         785,911
                                                                   -------------
                ALASKA - 2.45%

  1,000,000     North Slope Boro Capital Appreciation
                Series B, GO
                4.72%, 01/01/03 (A)
                Insured: MBIA..............................              982,180
                                                                   -------------
                ARIZONA - 2.03%

    750,000     Maricopa County School District 4
                Mesa University, Series A, GO
                Pre-refunded 07/01/05
                5.65%, 07/01/11
                Insured: FGIC..............................              815,070
                                                                   -------------
                COLORADO - 4.70%

    250,000     Colorado Department of Transportation
                Revenue
                6.00%, 06/15/15
                Insured: AMBAC.............................              274,167
    250,000     Colorado Housing & Finance Authority
                Series E-3
                5.15%, 08/01/07 ...........................              253,038
    685,000     Denver City & County Airport Revenue
                Series D
                7.75%, 11/15/13 ...........................              816,609
    500,000     Jefferson County School District
                Number R-001, GO
                5.50%, 12/15/06
                Insured: MBIA..............................              539,365
                                                                   -------------
                                                                       1,883,179
                                                                   -------------
                FLORIDA - 5.83%

  1,000,000     Florida State Board of Education
                Capital Outlay Public Education
                Series A, GO
                Pre-refunded 06/01/04
                5.70%, 06/01/08 ...........................            1,066,730
  1,235,000     Florida State Board of Education
                Capital Outlay Public Education
                Series B, GO
                5.20%, 06/01/13 ...........................            1,270,778
                                                                   -------------
                                                                       2,337,508
                                                                   -------------
                ILLINOIS - 7.53%

 $  350,000     Chicago O'Hare International Airport
                Revenue, Passenger Facilities Charge
                Series A
                5.63%, 01/01/12
                Insured: AMBAC.............................        $     365,389
    500,000     Chicago Project, Series C, GO
                5.75%, 01/01/13
                Insured: FGIC....................                        538,180
  1,000,000     Du Page County Water Commission, GO
                5.00%, 03/01/04 ...........................            1,036,290
    500,000     Illinois State Sales Tax Revenue
                Series V
                6.00%, 06/15/08 ...........................              547,090
    500,000     Kane County Community School District
                Number 304, Geneva, GO
                6.00%, 06/01/04
                Insured: FGIC..............................              530,165
                                                                   -------------
                                                                       3,017,114
                                                                   -------------
                INDIANA - 2.40%

    910,000     Indiana Bond Bank Revenue, State
                Revolving Fund Program, Series A
                5.38%, 02/01/13 ...........................              961,597
                                                                   -------------
                KANSAS - 2.68%

  1,020,000     Kansas State Development
                Finance Authority Revenue
                Public Water Supply Revolving Loan-2
                5.25%, 04/01/05
                Insured: AMBAC.............................            1,072,999
                                                                   -------------
                MAINE - 0.91%

    355,000     Maine Municipal Bond Bank, Series A
                5.38%, 11/01/16
                Insured: GO of Bond Bank...................              366,108
                                                                   -------------
                MARYLAND - 4.01%

  1,055,000     Maryland State &
                Local Facilities Loan
                First Mortgage, Series B, GO
                4.00%, 07/15/03 ...........................            1,076,174
    500,000     Maryland State &
                Local Facilities Loan
                Second Series, GO
                5.25%, 06/15/06 ...........................              531,265
                                                                   -------------
                                                                       1,607,439
                                                                   -------------
                MASSACHUSETTS - 8.05%

    750,000     Massachusetts Bay Transportation
                Authority General Transportation System
                Revenue, Series A
                5.50%, 03/01/14
                Insured: MBIA..............................              802,800




                      SEE NOTES TO FINANCIAL STATEMENTS.

MUNICIPAL BOND FUND

MARCH 31, 2002


 PAR VALUE                                                             VALUE
 ---------                                                             -----

                MASSACHUSETTS (CONTINUED)

 $1,000,000     Massachusetts State BAN
                Series A
                4.00%, 09/01/03 ...........................        $   1,021,350
    500,000     Massachusetts State
                Consolidated Loan
                Series B, GO
                5.25%, 06/01/17 ...........................              506,250
    350,000     Massachusetts State Federal Highway
                GAN, Series A
                5.75%, 06/15/13 ...........................              376,484
    500,000     Springfield, Series B, GO
                5.05%, 01/15/04
                Insured: MBIA..............................              518,180
                                                                   -------------
                                                                       3,225,064
                                                                   -------------
                MICHIGAN - 3.40%

  1,315,000     Michigan State Trunk Line, Series A
                5.00%, 11/01/03 ...........................            1,364,076
                                                                   -------------
                NEBRASKA - 2.51%

    270,000     Omaha, Series A, GO
                5.00%, 12/01/08 ...........................              283,543
    690,000     University of Nebraska Facilities
                Deferred Maintenance Project
                5.00%, 07/15/04 ...........................              720,671
                                                                   -------------
                                                                       1,004,214
                                                                   -------------
                NEVADA - 3.03%

    635,000     Clark County School District
                Series A, GO
                Pre-refunded 06/15/10
                6.00%, 06/15/16
                Insured: MBIA..............................              705,644
    500,000     Las Vegas Valley Water District
                Revenue, GO
                5.40%, 09/01/04
                Insured: AMBAC.............................              510,825
                                                                   -------------
                                                                       1,216,469
                                                                   -------------
                NEW YORK - 6.90%

  1,000,000     Long Island Power Authority
                New York Electric System Revenue
                5.25%, 04/01/10
                Insured: MBIA..............................            1,052,600
    390,000     New York State, Series F, GO
                5.75%, 02/01/10 ...........................              411,029
    500,000     New York State Environmental
                Facilities Corp., PCR, State Water
                Revolving Fund, NYC Municipal Water
                5.75%, 06/15/09 .................                        545,745
    750,000     Triborough Bridge & Tunnel Authority
                Revenue, General Purpose, Series A
                5.25%, 01/01/18 ...........................              756,772
                                                                   -------------
                                                                       2,766,146
                                                                   -------------
                OHIO - 3.35%

 $  750,000     Cleveland Waterworks Revenue
                First Mortgage, Series G
                5.50%, 01/01/13
                Insured: MBIA..............................        $     801,412
    535,000     Ohio State Water Development
                Authority, PCR
                5.25%, 06/01/18 ...........................              541,265
                                                                   -------------
                                                                       1,342,677
                                                                   -------------
                OREGON - 5.57%

    750,000     Portland Airport Way Urban Renewal &
                Redevelopment Tax Increment, Series A
                6.00%, 06/15/15
                Insured: AMBAC.............................              826,155
    500,000     Portland Sewer System, Series A
                Pre-refunded 06/01/04
                5.75%, 06/01/06 ...........................              533,665
    825,000     Washington County
                5.25%, 06/01/07 ...........................              871,431
                                                                   -------------
                                                                       2,231,251
                                                                   -------------
                SOUTH CAROLINA - 2.16%

    850,000     Charleston County School District, GO
                5.00%, 02/01/14
                Insured: SCSDE.............................              865,810
                                                                   -------------
                TEXAS - 12.18%

    500,000     Carrollton Farmers Branch
                Independent School District, GO
                5.10%, 02/15/04 ...........................              509,155
    750,000     Dallas Independent School District, GO
                5.50%, 02/15/16
                Insured: PSF-GTD...........................              777,698
  1,000,000     Fort Worth Water & Sewer Revenue
                5.25%, 02/15/15 ...........................            1,013,020
    400,000     Lone Star Airport
                Improvement Authority, Series A-4
                1.46%, 12/01/14 (B)
                LOC: Royal Bank of Canada..................              400,000
    200,000     Lone Star Airport
                Improvement Authority, Series B-5
                1.46%, 12/01/14 (B)
                LOC: Royal Bank of Canada..................              200,000
    700,000     North Central HFDC
                Prebysterian Medical Center,
                Series C
                1.46%, 12/01/15 (B)
                Insured: MBIA..............................              700,000
  1,500,000     Texas State Public Finance Authority
                Building Capital Appreciation
                5.05%, 02/01/06 (A)
                Insured: MBIA..............................            1,283,685
                                                                   -------------
                                                                       4,883,558
                                                                   -------------



                       SEE NOTES TO FINANCIAL STATEMENTS.

MUNICIPAL BOND FUND

MARCH 31, 2002


 PAR VALUE                                                               VALUE
 ---------                                                               -----
                WASHINGTON - 0.66%

 $  250,000     Seattle Water System Revenue
                5.38%, 08/01/09 .................                  $     265,433
                                                                   -------------
                WEST VIRGINIA - 0.78%

    300,000     West Virginia State Housing
                Development Fund, Housing Finance
                Series A
                5.55%, 11/01/10 .................                        310,839
                                                                   -------------
                WISCONSIN - 8.80%

  1,225,000     Kenosha Capital Appreciation
                Promissory Notes, Series C
                3.71%, 06/01/04 (A)
                Insured: MBIA....................                      1,143,770
    235,000     Milwaukee County, Series A, GO
                5.40%, 12/01/04 .................                        248,940
  1,550,000     Milwaukee County, Series A, GO
                Unrefunded Balance
                5.00%, 10/01/07 .................                      1,618,774
    500,000     Wisconsin State Petroleum Inspection
                Fee Revenue, Series A
                5.50%, 07/01/03 .................                        517,810
                                                                   -------------
                                                                       3,529,294
                                                                   -------------
                TOTAL MUNICIPAL SECURITIES.......                     36,833,936
                                                                   -------------
                (Cost $36,166,883)

INVESTMENT COMPANIES - 9.15%

  1,745,961     Dreyfus Tax-Exempt
                Cash Management Fund.............                  $   1,745,961
  1,920,815     Federated Tax-Exempt
                Obligations Fund ................                      1,920,815
                                                                   -------------
                TOTAL INVESTMENT COMPANIES.......                      3,666,776
                                                                   -------------
                (Cost $3,666,776)
TOTAL INVESTMENTS - 101.04%......................                     40,500,712
                                                                   -------------
(Cost $39,833,659)
NET OTHER ASSETS AND LIABILITIES - (1.04)%.......                       (416,070)
                                                                   -------------
NET ASSETS - 100.00%.............................                  $  40,084,642
                                                                   =============


-------------------------------------
(A) Zero Coupon Bond. Rate shown reflects effective yield to maturity at time of purchase.
(B)      Variable rate bond. Rate shown reflects the rate in effect on
         March 31, 2002.
AMBAC    American Municipal Bond Assurance Corp.
BAN      Bond Anticipation Note
FGIC     Financial Guaranty Insurance Corp.
GAN      Grant Anticipation Note
GO       General Obligation
HFDC     Health Facilities Development Corp.
LOC      Letter of Credit
MBIA     Municipal Bond Insurance Association
PCR      Pollution Control Revenue
PSF-GTD  Permanent School Fund Guaranteed
SCSDE    South Carolina School District Enhancement


                       SEE NOTES TO FINANCIAL STATEMENTS.

GALAXY FUND II

STATEMENTS OF ASSETS AND LIABILITIES
MARCH 31, 2002


                                                    LARGE             SMALL                              U.S.
                                                   COMPANY           COMPANY          UTILITY          TREASURY         MUNICIPAL
                                                 INDEX FUND        INDEX FUND       INDEX FUND        INDEX FUND        BOND FUND
                                                 ----------        ----------       ----------        ----------        ---------
ASSETS:
   Investments (Note 2):
     Investments at cost..................      $710,921,112      $252,707,345     $50,585,240      $155,196,602      $39,833,659
     Repurchase agreement.................         8,822,000         1,275,000              --         1,373,000               --
     Net unrealized appreciation
        (depreciation) ...................       120,076,081        34,199,993      (2,864,855)        1,309,838          667,053
                                                ------------      ------------    ------------      ------------      -----------
       Total investments at value.........       839,819,193       288,182,338      47,720,385       157,879,440       40,500,712
   Cash...................................             1,123               590           8,575             1,042               29
   Receivable for investments sold........                --         3,777,246          52,583         1,917,817               --
   Receivable for shares sold.............         1,290,932           125,716       1,066,974            36,955           11,058
   Receivable for daily variation margin
     on futures contracts.................            39,900            25,250              --                --               --
   Interest and dividend receivables......           913,577           160,266         115,076         2,132,321          450,903
                                                ------------      ------------    ------------      ------------      -----------
       Total Assets.......................       842,064,725       292,271,406      48,963,593       161,967,575       40,962,702
                                                ------------      ------------    ------------      ------------      -----------

LIABILITIES:
   Payable for investments purchased......                --           919,721              --         1,451,940          779,859
   Payable for shares repurchased.........           681,926           139,189          27,136            86,485           14,314
   Distributions payable..................                --                --              --           191,462           63,197
   Advisory fee payable (Note 3)..........            71,658            24,588           3,945            13,742            8,529
   Sub-account services fee payable (Note 3)          62,649             1,199              --             1,412               --
   Administration fee payable (Note 3)....           214,975            73,763          11,939            41,223           11,958
   Other payables.........................            17,140             1,554             349               986              203
                                                ------------      ------------    ------------      ------------      -----------
       Total Liabilities..................         1,048,348         1,160,014          43,369         1,787,250          878,060
                                                ------------      ------------    ------------      ------------      -----------
NET ASSETS................................      $841,016,377      $291,111,392     $48,920,224      $160,180,325      $40,084,642
                                                ============      ============    ============      ============      ===========

NET ASSETS CONSIST OF:
   Par value (Note 4).....................      $     30,528      $     16,773     $     5,079      $     15,402      $     3,791
   Paid-in capital in excess of par value.       723,675,778       257,409,910      60,483,970       165,990,565       39,513,612
   Undistributed net investment income....         1,144,077           254,083          23,121           113,216           12,376
   Accumulated net realized (loss) on
     investments sold and futures contracts       (3,747,757)         (851,347)     (8,727,091)       (7,248,696)        (112,190)
   Unrealized appreciation (depreciation) of
     investments and futures contracts....       119,913,751        34,281,973      (2,864,855)        1,309,838          667,053
                                                ------------      ------------    ------------      ------------      -----------
TOTAL NET ASSETS:.........................      $841,016,377      $291,111,392     $48,920,224      $160,180,325      $40,084,642
                                                ============      ============    ============      ============      ===========

SHARES OF BENEFICIAL INTEREST OUTSTANDING.        30,528,350        16,773,166       5,078,570        15,401,598        3,790,719

NET ASSET VALUE:
   Offering and redemption price per share
   (Net Assets / Shares Outstanding)......      $      27.55      $      17.36    $       9.63      $      10.40      $     10.57
                                                ============      ============    ============      ============      ===========



                       SEE NOTES TO FINANCIAL STATEMENTS.

GALAXY FUND II

STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED MARCH 31, 2002


                                                    LARGE             SMALL                              U.S.
                                                   COMPANY           COMPANY          UTILITY          TREASURY        MUNICIPAL
                                                 INDEX FUND        INDEX FUND       INDEX FUND        INDEX FUND       BOND FUND
                                                 ----------        ----------       ----------        ----------       ---------
INVESTMENT INCOME:
   Interest (Note 2)......................      $    343,643      $   225,658      $      4,393      $ 8,638,459      $1,553,930
   Dividends (Note 2).....................        11,074,519        2,007,073         1,818,181               --          37,614
   Less: foreign withholding tax..........           (53,900)            (495)               --               --              --
                                                ------------      -----------      ------------      -----------      ----------
     Total investment income..............        11,364,262        2,232,236         1,822,574        8,638,459       1,591,544
                                                ------------      -----------      ------------      -----------      ----------
EXPENSES:
   Investment advisory fee (Note 3).......           825,835          265,631            57,067          164,165          91,670
   Sub-account services fee (Note 3)......           753,553           15,090               842           42,023              --
   Administration fee (Note 3)............         2,478,361          797,629           171,526          492,494         128,337
   Trustees' fee (Note 3).................            13,474            4,280               978            2,603             563
   Miscellaneous..........................            15,192            4,843             1,068            2,946             659
                                                ------------      -----------      ------------      -----------      ----------
     Total expenses before reimbursement..         4,086,415        1,087,473           231,481          704,231         221,229
                                                ------------      -----------      ------------      -----------      ----------
     Less: reimbursement by
       sub-administrator (Note 4).........           (13,474)          (4,280)             (978)         (10,424)           (563)
                                                ------------      -----------      ------------      -----------      ----------
     Total expenses net of reimbursement..         4,072,941        1,083,193           230,503          693,807         220,666
                                                ------------      -----------      ------------      -----------      ----------
NET INVESTMENT INCOME.....................         7,291,321        1,149,043         1,592,071        7,944,652       1,370,878
                                                ------------      -----------      ------------      -----------      ----------
NET REALIZED AND UNREALIZED
GAIN (LOSS) ON INVESTMENTS AND
FUTURES CONTRACTS (NOTE 2):
   Net realized gain (loss) on
      investments sold                            21,385,292        2,616,126        (6,413,010)       2,842,558         505,144
   Net realized gain on futures contracts.           553,355          697,325                --               --              --
   Net change in unrealized appreciation
     (depreciation) on investments
     and futures contracts................       (29,884,744)      47,431,530       (12,593,215)      (5,811,185)       (567,236)
                                                ------------      -----------      ------------      -----------      ----------
NET REALIZED AND UNREALIZED
GAIN (LOSS) ON INVESTMENTS
AND FUTURES CONTRACTS.....................        (7,946,097)      50,744,981       (19,006,225)      (2,968,627)        (62,092)
                                                ------------      -----------      ------------      -----------      ----------
NET INCREASE (DECREASE) IN NET ASSETS
RESULTING FROM OPERATIONS.................      $   (654,776)     $51,894,024      $(17,414,154)     $ 4,976,025      $1,308,786
                                                ============      ===========      ============      ===========      ==========


                       SEE NOTES TO FINANCIAL STATEMENTS.

GALAXY FUND II

STATEMENTS OF CHANGES IN NET ASSETS



                                                                  LARGE COMPANY INDEX FUND             SMALL COMPANY INDEX FUND
                                                                  ------------------------             ------------------------
                                                                   YEARS ENDED MARCH 31,                 YEARS ENDED MARCH 31,
                                                                  2002               2001               2002              2001
                                                                  ----               ----               ----              ----
NET ASSETS AT BEGINNING OF PERIOD ......................     $ 821,146,671      $1,065,129,367      $253,860,342      $279,913,660
                                                             -------------      --------------      ------------      ------------
INCREASE (DECREASE) IN NET ASSETS
RESULTING FROM OPERATIONS:
   Net investment income ...............................         7,291,321           7,386,996         1,149,043         1,299,472
   Net realized gain (loss) on investments sold
     and futures contracts .............................        21,938,647          67,905,617         3,313,451        34,265,442
   Net change in unrealized appreciation
     (depreciation) of investments and futures contracts       (29,884,744)       (304,912,869)       47,431,530       (41,610,278)
                                                             -------------      --------------      ------------      ------------
     Net increase (decrease) in net assets
       resulting from operations .......................          (654,776)       (229,620,256)       51,894,024        (6,045,364)
                                                             -------------      --------------      ------------      ------------

DISTRIBUTIONS TO SHAREHOLDERS FROM:
   Net investment income ...............................        (7,148,176)         (7,299,347)       (1,696,456)         (725,455)
   Net realized gain on investments
     and futures contracts .............................       (40,674,444)       (102,231,319)      (12,760,783)      (34,507,666)
                                                             -------------      --------------      ------------      ------------
     Total Distributions ...............................       (47,822,620)       (109,530,666)      (14,457,239)      (35,233,121)
                                                             -------------      --------------      ------------      ------------

SHARE TRANSACTIONS:
   Net proceeds from sales of shares ...................       260,477,783         210,768,694        33,542,996        20,672,092
   Issued in connection with acquisition (Note 9) ......        28,876,019                  --                --                --
   Issued to shareholders in reinvestment of dividends..        42,891,588          99,936,361        13,580,136        33,438,738
   Cost of shares repurchased ..........................      (263,898,288)       (215,536,829)      (47,308,867)      (38,885,663)
                                                             -------------      --------------      ------------      ------------
     Net increase (decrease) in net assets
        from share transactions ........................        68,347,102          95,168,226          (185,735)       15,225,167
                                                             -------------      --------------      ------------      ------------
     Net increase (decrease) in net assets .............        19,869,706        (243,982,696)       37,251,050       (26,053,318)
                                                             -------------      --------------      ------------      ------------

NET ASSETS AT END OF PERIOD (INCLUDING LINE A) .........     $ 841,016,377      $  821,146,671      $291,111,392      $253,860,342
                                                             =============      ==============      ============      ============

   (A) Undistributed net investment income .............     $   1,144,077      $    1,935,626      $    254,083      $    896,581
                                                             =============      ==============      ============      ============

OTHER INFORMATION:
SHARE TRANSACTIONS:
   Sold ................................................         9,421,445           5,559,469         2,099,915         1,180,335
   Issued in connection with acquisition (Note 9) ......           980,459                  --                --                --
   Issued to shareholders in reinvestment of dividends..         1,601,629           3,018,383           877,836         2,182,583
   Repurchased .........................................        (9,481,591)         (5,847,518)       (2,961,240)       (2,225,594)
                                                             -------------      --------------      ------------      ------------
     Net increase (decrease) in shares outstanding .....         2,521,942           2,730,334            16,511         1,137,324
                                                             =============      ==============      ============      ============



                       SEE NOTES TO FINANCIAL STATEMENTS.

     UTILITY INDEX FUND               U.S. TREASURY INDEX FUND               MUNICIPAL BOND FUND
     ------------------               ------------------------               -------------------
    YEARS ENDED MARCH 31,               YEARS ENDED MARCH 31,                YEARS ENDED MARCH 31,
    2002            2001                2002            2001                 2002           2001
    ----            ----                ----            ----                 ----           ----
$ 68,795,094    $ 49,977,403        $163,619,394    $160,388,962         $33,238,674    $27,769,061
------------    ------------        ------------    ------------         -----------    -----------


   1,592,071       1,785,649           7,944,652       9,478,750           1,370,878      1,383,923

  (6,413,010)     13,553,007           2,842,558        (107,264)            505,144        112,185

 (12,593,215)      2,735,432          (5,811,185)      8,538,693            (567,236)     1,310,640
------------    ------------        ------------    ------------         -----------    -----------

 (17,414,154)     18,074,088           4,976,025      17,910,179           1,308,786      2,806,748
------------    ------------        ------------    ------------         -----------    -----------


  (1,598,570)     (1,802,196)         (8,978,052)     (9,478,750)         (1,368,777)    (1,383,923)

  (9,163,143)     (6,262,830)                 --              --                  --             --
------------    ------------        ------------    ------------         -----------    -----------
 (10,761,713)     (8,065,026)         (8,978,052)     (9,478,750)         (1,368,777)    (1,383,923)
------------    ------------        ------------    ------------         -----------    -----------


  11,632,054      40,829,116          28,390,270      39,715,701          10,833,586     11,595,897
          --              --                  --              --                  --             --
   9,884,777       7,468,850           6,605,707       6,814,027             672,689        676,392
 (13,215,834)    (39,489,337)        (34,433,019)    (51,730,725)         (4,600,316)    (8,225,501)
------------    ------------        ------------    ------------         -----------    -----------

   8,300,997       8,808,629             562,958      (5,200,997)          6,905,959      4,046,788
------------    ------------        ------------    ------------         -----------    -----------
 (19,874,870)     18,817,691          (3,439,069)      3,230,432           6,845,968      5,469,613
------------    ------------        ------------    ------------         -----------    -----------

$ 48,920,224    $ 68,795,094        $160,180,325    $163,619,394         $40,084,642    $33,238,674
============    ============        ============    ============         ===========    ===========

$     23,121    $     35,932        $    113,216    $     94,495         $    12,376    $    12,375
============    ============        ============    ============         ===========    ===========



     863,520       2,386,790           2,664,081       3,839,732           1,017,686      1,134,848
          --              --                  --              --                  --             --
   1,071,562         445,694             619,397         659,463              63,233         65,709
  (1,076,048)     (2,364,943)         (3,226,735)     (4,981,519)           (431,800)      (799,155)
------------    ------------        ------------    ------------         -----------    -----------
     859,034         467,541              56,743        (482,324)            649,119        401,402
============    ============        ============    ============         ===========    ===========

LARGE COMPANY INDEX FUND

FINANCIAL HIGHLIGHTS
FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD


                                                                                 YEARS ENDED MARCH 31,
                                                                                 ---------------------
                                                            2002          2001           2000          1999          1998
                                                            ----          ----           ----          ----          ----
Net Asset Value, Beginning of period................     $  29.32      $  42.14      $    36.90      $  31.92      $  23.09
                                                         --------      --------      ----------      --------      --------

Income from Investment Operations:
   Net investment income(1).........................         0.25          0.26            0.32          0.35          0.40
   Net realized and unrealized gain (loss)
     on investments and futures contracts...........        (0.33)        (8.85)           5.93          5.38         10.23
                                                         --------      --------      ----------      --------      --------
       Total from Investment Operations.............        (0.08)        (8.59)           6.25          5.73         10.63
                                                         --------      --------      ----------      --------      --------

Less Distributions:
   Distributions from net investment income.........        (0.25)        (0.26)          (0.33)        (0.36)        (0.44)
   Distributions from net realized capital gains....        (1.44)        (3.97)          (0.68)        (0.39)        (1.36)
                                                         --------      --------      ----------      --------      --------
       Total Distributions..........................        (1.69)        (4.23)          (1.01)        (0.75)        (1.80)
                                                         --------      --------      ----------      --------      --------
Net increase (decrease) in net asset value..........        (1.77)       (12.82)           5.24          4.98          8.83
                                                         --------      --------      ----------      --------      --------
Net Asset Value, End of period......................     $  27.55      $  29.32      $    42.14      $  36.90      $  31.92
                                                         ========      ========      ==========      ========      ========

Total Return........................................        (0.08)%      (21.54)%         17.20%        18.15%        47.29%

Ratios/Supplemental Data:
Net assets, End of period (in 000s).................     $841,016      $821,147      $1,065,129      $828,899      $626,740
Ratios to average net assets:
   Net investment income including
     reimbursement..................................         0.88%         0.74%           0.88%         1.11%         1.44%
   Operating expenses including
     reimbursement..................................         0.49%         0.47%           0.47%         0.47%         0.40%
   Operating expenses excluding
     reimbursement..................................         0.50%         0.48%           0.47%         0.47%         0.40%
Portfolio turnover rate.............................            8%           15%             12%            3%            3%


---------------------------
(1) Net investment income per share before reimbursement of certain expenses by the sub-administrator for the years ended March 31, 2002, 2001, 2000, 1999 and 1998 was $0.25, $0.26, $0.32, $0.35, and $0.40,
         respectively.


                       SEE NOTES TO FINANCIAL STATEMENTS.

SMALL COMPANY INDEX FUND

FINANCIAL HIGHLIGHTS
FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD


                                                                                       YEARS ENDED MARCH 31,
                                                                                       ---------------------
                                                             2002           2001          2000           1999          1998*
                                                             ----           ----          ----           ----          -----
Net Asset Value, Beginning of period...............       $  15.15       $  17.92       $  15.22       $  20.73       $  22.64
                                                          --------       --------       --------       --------       --------

Income from Investment Operations:
   Net investment income(1)........................           0.08           0.07           0.09           0.10           0.27
   Net realized and unrealized gain (loss)
     on investments and futures contracts..........           3.04          (0.47)          4.31          (4.04)          7.64
                                                          --------       --------       --------       --------       --------
       Total from Investment Operations............           3.12          (0.40)          4.40          (3.94)          7.91
                                                          --------       --------       --------       --------       --------

Less Distributions:
   Distributions from net investment income........          (0.11)         (0.04)         (0.09)         (0.09)         (0.33)
   Distributions from net realized capital gains...          (0.80)         (2.33)         (1.61)         (1.48)         (9.49)
                                                          --------       --------       --------       --------       --------
       Total Distributions.........................          (0.91)         (2.37)         (1.70)         (1.57)         (9.82)
                                                          --------       --------       --------       --------       --------
Net increase (decrease) in net asset value.........           2.21          (2.77)          2.70          (5.51)         (1.91)
                                                          --------       --------       --------       --------       --------
Net Asset Value, End of period.....................       $  17.36       $  15.15       $  17.92       $  15.22       $  20.73
                                                          ========       ========       ========       ========       ========

Total Return.......................................          21.32%         (2.33)%        30.52%        (19.19)%        41.22%

Ratios/Supplemental Data:
Net assets, End of period (in 000s)................       $291,111       $253,860       $279,914       $259,903       $399,162
Ratios to average net assets:
   Net investment income including
     reimbursement.................................           0.43%          0.48%          0.53%          0.56%          0.97%
   Operating expenses including
     reimbursement.................................           0.41%          0.41%          0.41%          0.40%          0.40%
   Operating expenses excluding
     reimbursement.................................           0.41%          0.41%          0.41%          0.41%          0.40%
Portfolio turnover rate............................             21%            41%            36%            22%            99%

--------------------------------------
* At a Special Meeting of Shareholders of the Small Company Index Fund held on May 9, 1997, shareholders approved a change in the Fund's target index from the Russell Special Small Company(TM) Index to the Standard & Poor's(R) SmallCap 600 Stock Price Index.

(1) Net investment income per share before reimbursement of certain expenses by the sub-administrator for the years ended March 31, 2002, 2001, 2000, 1999 and 1998 was $0.08, $0.07, $0.09, $0.10 and $0.27, respectively.


                       SEE NOTES TO FINANCIAL STATEMENTS.

UTILITY INDEX FUND

FINANCIAL HIGHLIGHTS
FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD


                                                                               YEARS ENDED MARCH 31,
                                                                               ---------------------
                                                          2002         2001          2000          1999          1998*
                                                          ----         ----          ----          ----          -----
Net Asset Value, Beginning of period..............     $   16.30     $   13.32     $   13.35     $   14.18     $   11.42
                                                       ---------     ---------     ---------     ---------     ---------

Income from Investment Operations:
   Net investment income(1).......................          0.36          0.44          0.50          0.53          0.54
   Net realized and unrealized gain
     (loss) on investments........................         (4.52)         4.56          0.43         (0.71)         3.71
                                                       ---------     ---------     ---------     ---------     ---------
       Total from Investment Operations...........         (4.16)         5.00          0.93         (0.18)         4.25
                                                       ---------     ---------     ---------     ---------     ---------

Less Distributions:
   Distributions from net investment income.......         (0.36)        (0.45)        (0.51)        (0.51)        (0.60)
   Distributions from net realized capital gains..         (2.15)        (1.57)        (0.45)        (0.14)        (0.82)
   Return of capital..............................            --            --            --            --         (0.07)
                                                       ---------     ---------     ---------     ---------     ---------
       Total Distributions........................         (2.51)        (2.02)        (0.96)        (0.65)        (1.49)
                                                       ---------     ---------     ---------     ---------     ---------
Net increase (decrease) in net asset value........         (6.67)         2.98         (0.03)        (0.83)         2.76
                                                       ---------     ---------     ---------     ---------     ---------
Net Asset Value, End of period....................     $    9.63     $   16.30     $   13.32     $   13.35     $   14.18
                                                       =========     =========     =========     =========     =========

Total Return......................................        (24.57)%       37.57%        7.52%         (1.53)%       39.07%

Ratios/Supplemental Data:
Net assets, End of period (in 000s)...............     $  48,920     $  68,795     $  49,977     $  55,131     $  55,864
Ratios to average net assets:
   Net investment income including
     reimbursement................................          2.79%         2.75%         3.61%         3.72%         4.24%
   Operating expenses including
     reimbursement................................          0.40%         0.40%         0.40%         0.40%         0.40%
   Operating expenses excluding
     reimbursement................................          0.41%         0.41%         0.40%         0.40%         0.40%
Portfolio turnover rate...........................            26%           65%           19%            8%           72%

----------------------------------------------
* At a Special Meeting of Shareholders of the Utility Index Fund held on May 9, 1997, shareholders approved a change in the Fund's target index from the Russell 1000(TM) Utility Index to the Standard & Poor's(R) Utilities Composite Index.

(1) Net investment income per share before reimbursement of certain expenses by the sub-administrator for the years ended March 31, 2002, 2001, 2000, 1999 and 1998 was $0.36, $0.44, $0.50, $0.53 and $0.54, respectively.

                       SEE NOTES TO FINANCIAL STATEMENTS.

U.S. TREASURY INDEX FUND

FINANCIAL HIGHLIGHTS
FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD


                                                                               YEARS ENDED MARCH 31,
                                                                               ---------------------
                                                          2002         2001          2000          1999          1998
                                                          ----         ----          ----          ----          ----
Net Asset Value, Beginning of period...............    $   10.66     $   10.13     $   10.54     $   10.50     $    9.99
                                                       ---------     ---------     ---------     ---------     ---------

Income from Investment Operations:
   Net investment income(1)(2).....................         0.51          0.61          0.61          0.61          0.63
   Net realized and unrealized gain
     (loss) on investments(2) .....................        (0.19)         0.53         (0.38)         0.05          0.51
                                                       ---------     ---------     ---------     ---------     ---------
       Total from Investment Operations............         0.32          1.14          0.23          0.66          1.14
                                                       ---------     ---------     ---------     ---------     ---------

Less Distributions:
   Distributions from net investment income........        (0.58)        (0.61)        (0.64)        (0.62)        (0.63)
                                                       ---------     ---------     ---------     ---------     ---------
       Total Distributions.........................        (0.58)        (0.61)        (0.64)        (0.62)        (0.63)
                                                       ---------     ---------     ---------     ---------     ---------
Net increase (decrease) in net asset value.........        (0.26)         0.53         (0.41)         0.04          0.51
                                                       ---------     ---------     ---------     ---------     ---------
Net Asset Value, End of period.....................    $   10.40     $   10.66     $   10.13     $   10.54     $   10.50
                                                       =========     =========     =========     =========     =========

Total Return.......................................         3.03%        11.60%         2.39%         6.38%        11.72%

Ratios/Supplemental Data:
Net assets, End of period (in 000s)................    $ 160,180     $ 163,619     $ 160,389     $ 202,420     $ 118,368
Ratios to average net assets:
   Net investment income including
     reimbursement(2)..............................         4.84%         5.90%         5.95%         5.77%         6.12%
   Operating expenses including
     reimbursement.................................         0.42%         0.42%         0.41%         0.41%         0.40%
   Operating expenses excluding
     reimbursement.................................         0.43%         0.42%         0.41%         0.41%         0.40%
Portfolio turnover rate............................           47%           53%           56%           70%           79%

------------------------------------------
(1) Net investment income per share before reimbursement of certain expenses by the sub-administrator for the years ended March 31 , 2002, 2001, 2000, 1999, and 1998 was $0.51, $0.61, $0.61, $0.61 and $0.63, respectively.

(2) The Trust adopted the provisions of the AICPA Audit Guide for Investment Companies effective April 1, 2001. The effect of the changes for the year ended March 31, 2002 on the net investment income per share, net realized and unrealized gain (loss) per share and the ratio of net investment income to average net assets is $(0.07), $0.07, and (0.63)%, respectively (Note
     2).

                       SEE NOTES TO FINANCIAL STATEMENTS.

MUNICIPAL BOND FUND

FINANCIAL HIGHLIGHTS
FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD


                                                                               YEARS ENDED MARCH 31,
                                                                               ---------------------
                                                          2002         2001          2000          1999          1998
                                                          ----         ----          ----          ----          ----
Net Asset Value, Beginning of period...............    $   10.58     $   10.13     $   10.59     $   10.51     $   10.15
                                                       ---------     ---------     ---------     ---------     ---------

Income from Investment Operations:
   Net investment income(1)(2).....................         0.40          0.45          0.44          0.46          0.47
   Net realized and unrealized gain (loss)
     on investments(2).............................        (0.01)         0.45         (0.45)         0.08          0.36
                                                       ---------     ---------     ---------     ---------     ---------
       Total from Investment Operations............         0.39          0.90         (0.01)         0.54          0.83
                                                       ---------     ---------     ---------     ---------     ---------

Less Distributions:
   Distributions from net investment income........        (0.40)        (0.45)        (0.45)        (0.46)        (0.47)
                                                       ---------     ---------     ---------     ---------     ---------
       Total Distributions.........................        (0.40)        (0.45)        (0.45)        (0.46)        (0.47)
                                                       ---------     ---------     ---------     ---------     ---------
Net increase (decrease) in net asset value.........        (0.01)         0.45         (0.46)         0.08          0.36
                                                       ---------     ---------     ---------     ---------     ---------
Net Asset Value, End of period.....................    $   10.57     $   10.58     $   10.13     $   10.59     $   10.51
                                                       =========     =========     =========     =========     =========

Total Return.......................................         3.72%         9.15%        (0.05)%        5.20%         8.29%

Ratios/Supplemental Data:
Net assets, End of period (in 000s)................    $  40,085     $  33,239     $  27,769     $  21,607     $  18,147
Ratios to average net assets:
   Net investment income including
     reimbursement(2)..............................         3.74%         4.43%         4.28%         4.31%         4.49%
   Operating expenses including
     reimbursement.................................         0.60%         0.60%         0.60%         0.60%         0.60%
   Operating expenses excluding
     reimbursement.................................         0.60%         0.61%         0.60%         0.60%         0.60%
Portfolio turnover rate............................           92%           95%           38%           43%           28%

--------------------------------------------
(1) Net investment income per share before reimbursement of certain expenses by the sub-administrator for the years ended March 31, 2002, 2001, 2000, 1999 and 1998 was $0.40, $0.45, $0.44, $0.46 and $0.47, respectively.

(2) The Trust adopted the provisions of the AICPA Audit Guide for Investment Companies effective April 1, 2001. The effect of the changes for the year ended March 31, 2002 on the net investment income per share, net realized and unrealized gain (loss) per share and the ratio of net investment income to average net assets is $0.00, $0.00, and 0.01%, respectively (Note 2).


                       SEE NOTES TO FINANCIAL STATEMENTS.

NOTES TO FINANCIAL STATEMENTS

1.   ORGANIZATION

Galaxy Fund II ("Galaxy II" or the "Trust"), a Massachusetts business trust, is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company. As of the date of this report, the Trust offered five managed investment portfolios. The accompanying financial statements and financial highlights are those of the Large Company Index Fund, the Small Company Index Fund, the Utility Index Fund, the U.S. Treasury Index Fund, and the Municipal Bond Fund (individually a "Fund," collectively the "Funds").

2.   SIGNIFICANT ACCOUNTING POLICIES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates. The following is a summary of significant accounting policies in conformity with generally accepted accounting principles consistently followed by the Trust in the preparation of its financial statements.

PORTFOLIO VALUATION: Listed investment securities are valued by an independent pricing service approved by the Trust's Board of Trustees at the last quoted sale price on the principal exchange where such securities are traded. Unlisted securities or listed securities for which last sales prices are not available are valued at the closing bid price in the principal market where such securities trade. U.S. Government securities (other than short-term investments) are valued at the mean of the quoted bid and asked prices in the over-the-counter market. Debt securities of U.S. issuers (other than U.S. Government securities and short-term securities), including municipal securities, are valued at the mean between the quoted bid price and the asked price. Short-term obligations that mature in 60 days or less are valued at amortized cost, which approximates market value. Futures contracts are valued at the settlement price established each day by the board of trade or exchange on which they are traded.

Investments for which market quotations are not readily available are valued based on fair value as determined in good faith under consistently applied procedures established by and under the general supervision of the Board of Trustees.

FUTURES CONTRACTS: Each Fund, except the U.S. Treasury Index Fund, may enter into futures contracts for the delayed delivery of securities at a fixed price at some future date or the change in the value of a specified financial index over a predetermined time period. Cash or securities are deposited with brokers in order to establish and maintain a position. Subsequent payments made or received by the Fund based on the daily change in the market value of the position are recorded as unrealized gains or losses until the contract is closed out, at which time the gains or losses are realized.

SECURITY TRANSACTIONS AND INVESTMENT INCOME: Security transactions are accounted for on a trade date basis. Net realized gains or losses on sales of securities are determined on the identified cost method. Interest income and expenses are recorded on the accrual basis. Dividends are recorded on the ex-dividend date.

INCOME RECOGNITION: The Trust adopted the provisions of the AICPA Audit and Accounting Guide for Investment Companies effective April 1, 2001. Prior to April 1, 2001, the Funds did not amortize bond premiums and discounts. The cumulative effect of applying the required changes had no impact on the net assets reported in the financial statements, but resulted in the following:


                                                                      FOR THE YEAR ENDED MARCH 31, 2002
                              AT MARCH 31, 2001     --------------------------------------------------------------------
                              -----------------                                                      INCREASE (DECREASE)
                            INCREASE (DECREASE)         INCREASE                                        NET UNREALIZED
                             IN AMORTIZED COST       (DECREASE) NET         INCREASE (DECREASE)        APPRECIATION OF
NAME OF FUND                 OF SECURITIES HELD     INVESTMENT INCOME    NET REALIZED GAIN/(LOSS)        INVESTMENTS
------------                 ------------------     -----------------    ------------------------    -------------------
U.S. Treasury Index Fund        $  (1,436,587)        $  (1,033,400)        $        1,265,589         $     (232,189)
Municipal Bond Fund                     8,495                 2,100                    (1,473)                   (627)


DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS: Dividends from net investment income are declared daily and paid monthly for the U.S. Treasury Index Fund and the Municipal Bond Fund, declared and paid quarterly for the Utility Index Fund and declared and paid annually for the Small Company Index Fund and the Large Company Index Fund. Net realized capital gains, if any, are distributed at least annually. Income dividends and capital gain dividends are determined in accordance with income tax regulations which may differ from generally accepted accounting principles.

FEDERAL INCOME TAXES: The Trust treats each Fund as a separate entity for federal income tax purposes. Each Fund intends to qualify each year as a "regulated investment company" under Subchapter M of the Internal Revenue Code. By so qualifying, each Fund will not be subject to federal income taxes to the extent that it distributes substantially all of its taxable or tax-exempt income, if any, for its tax year ending March 31. In addition, by distributing in each calendar year substantially all of its net investment income, capital gains, and certain other amounts, if any, each Fund will not be subject to a federal excise tax. Therefore, no federal tax provision is recorded.

NOTES TO FINANCIAL STATEMENTS

REPURCHASE AGREEMENTS: Each Fund may engage in repurchase agreement transactions with institutions that the Trust's investment advisor has determined are creditworthy. Each repurchase agreement transaction is recorded at cost plus accrued interest. Each Fund requires that the securities collateralizing a repurchase agreement transaction be transferred to the Trust's custodian in a manner that is intended to enable the Fund to obtain those securities in the event of a counterparty default. The value of the collateral securities is monitored daily to ensure that the value of the collateral, including accrued interest, equals or exceeds the repurchase price. Repurchase agreement transactions involve certain risks in the event of default or insolvency of the counterparty, including possible delays or restrictions upon a Fund's ability to dispose of the underlying securities, and a possible decline in the value of the underlying securities during the period while the Fund seeks to assert its rights.

Pursuant to an exemptive order issued by the Securities and Exchange Commission, the Funds and other affiliated funds may transfer their uninvested cash balances into one or more joint trading accounts. The assets in the joint trading accounts are invested in one or more repurchase agreements or other short-term investments. These repurchase agreements are subject to the same collateral requirements as discussed above.

3.   INVESTMENT ADVISORY, ADMINISTRATION AND
     DISTRIBUTION AGREEMENTS

The Trust and Fleet Investment Advisors Inc. (the "Investment Advisor" or "Fleet"), an indirect wholly-owned subsidiary of FleetBoston Financial Corporation, are parties to an investment advisory agreement under which the Investment Advisor provides advisory services for a fee, computed daily and paid monthly, at the annual rate of 0.10% of the average daily net assets of the Large Company Index, Small Company Index, Utility Index and U.S. Treasury Index Funds, and 0.25% of the average daily net assets of the Municipal Bond Fund.

The Trust and Fleet National Bank (the "Administrator"), an indirect wholly-owned subsidiary of FleetBoston Financial Corporation, are parties to an administration agreement. Under the agreement, the Administrator is responsible for the payment of all expenses of the Funds, except the fees and expenses of the Trustees who are not interested persons of the Trust, brokerage fees and commissions, interest on borrowings, taxes, annual sub-account fees payable with respect to shares of the Funds held by defined contribution plans, and such extraordinary, non-recurring expenses as may arise, including litigation, to which the Trust may be a party. For its services as administrator, the Administrator receives a fee at an annual rate of 0.30% of the average daily net assets of each of the Large Company Index, Small Company Index, Utility Index and U.S. Treasury Index Funds, and 0.35% of the average daily net assets of the Municipal Bond Fund.

The Administrator has entered into a sub-administration agreement with PFPC Inc., a member of PNC Financial Services Group, under which PFPC Inc. provides administrative, accounting and transfer agent services to the Trust. The Administrator bears the fees of PFPC Inc. for serving in this capacity.

PFPC Distributors, Inc. (the "Distributor"), a wholly-owned subsidiary of PFPC Inc., acts as the exclusive distributor of the Trust's shares. Prior to January 2, 2001, Provident Distributors, Inc. ("PDI") acted as the exclusive distributor of the Trust's shares. On January 2, 2001, the Distributor acquired all of the outstanding shares of PDI, and PDI was subsequently merged into the Distributor.

The Trust and PFPC Inc. may enter into agreements with one or more entities, including the Administrator and affiliates of the Investment Advisor, pursuant to which such entities agree to perform certain sub-account and administrative functions ("Sub-Account Services") on a per account basis with respect to shares of the Funds held by defined contribution plans. Such entities are compensated by PFPC Inc. for the Sub-Account Services and in connection therewith the Funds pay PFPC Inc. out-of-pocket transfer agency expenses (i.e. sub-account services fees) in an amount equal to these fees. For the year ended March 31, 2002, the Administrator reimbursed sub-account service fees in the amount of $7,821 for the U.S. Treasury Index Fund.

Certain officers of the Trust are officers of PFPC Inc. Such officers receive no compensation from the Trust for serving in their respective roles. Effective September 8, 2000, each Trustee is entitled to receive for services as a Trustee of the Trust, The Galaxy Fund ("Galaxy") and The Galaxy VIP Fund ("VIP") an aggregate fee of $54,000 per annum plus certain other fees for attending or participating in meetings as well as reimbursement for expenses incurred in attending meetings. Prior to September 8, 2000, each Trustee was entitled to receive for services as a Trustee of the Trust, Galaxy and VIP, an aggregate fee of $45,000 per annum plus certain other fees for attending or participating in meetings as well as reimbursement for expenses incurred in attending meetings. The Chairman of the Boards of Trustees and the President and Treasurer of the Trust, Galaxy and VIP are also entitled to additional fees for their services in these capacities. These fees are allocated among the funds of the Trust, Galaxy and VIP based on their relative net assets.

Each Trustee is eligible to participate in The Galaxy Fund/The Galaxy VIP Fund/Galaxy II Deferred Compensation Plan (the "Plan"), an unfunded, non-qualified deferred compensation plan. The Plan allows each Trustee to defer receipt of all or a percentage of fees that would otherwise be payable for services performed.

PFPC Inc. voluntarily agreed to reimburse the Funds for Trustees' fees. For the year ended March 31, 2002, the

NOTES TO FINANCIAL STATEMENTS

Trustees' fees that were reimbursed were $13,474 for the Large Company Index Fund, $4,280 for the Small Company Index Fund, $978 for the Utility Index Fund, $2,603 for the U.S. Treasury Index Fund, and $563 for the Municipal Bond Fund. PFPC Inc., at its discretion, may revise or discontinue the voluntary expense reimbursement at any time.

4.   SHARES OF BENEFICIAL INTEREST

The Trust's Declaration of Trust authorizes the Trust to issue an unlimited number of shares of beneficial interest, with a $0.001 par value per share. The Trust's shares are classified into five series.

5.   SECURITIES TRANSACTIONS

The cost of purchases and the proceeds from sales of securities (excluding short-term investments and futures contracts) for the year ended March 31, 2002 for each Fund were as follows:

                                       U.S. GOVERNMENT           OTHER INVESTMENT
                                         SECURITIES                 SECURITIES
                                 -------------------------   -----------------------
                                  PURCHASES       SALES        PURCHASES SALES
                                 ------------  -----------   -----------  -----------
Large Company Index Fund......   $         --  $        --   $93,035,195  $67,497,730
Small Company Index Fund......             --           --    55,449,705   66,665,692
Utility Index Fund............             --           --    14,962,332   17,153,822
U.S. Treasury Index Fund......     75,749,807   75,050,407            --           --
Municipal Bond Fund...........            --            --    36,257,342   32,468,368

The aggregate cost, gross unrealized appreciation and depreciation and net unrealized appreciation (depreciation) for all securities as computed on a federal income tax basis at March 31, 2002 for each Fund were as follows:

                                     COST         APPRECIATION     (DEPRECIATION)            NET
                                  ----------------------------------------------------------------------

Large Company Index Fund        $ 722,847,794    $ 220,824,094      $(103,852,695)       $116,971,399
Small Company Index Fund          258,429,521       67,085,011        (37,332,194)         29,752,817
Utility Index Fund                 52,239,972        3,214,336         (7,733,923)         (4,519,587)
U.S. Treasury Index Fund          158,273,040        1,088,876         (1,482,476)           (393,600)
Municipal Bond Fund                39,833,659          765,548            (98,495)            667,053

6.   LINE OF CREDIT

Each Fund and other affiliated funds participate in a $150 million unsecured line of credit pursuant to a credit agreement dated as of December 29, 1999. Borrowings may be made under the credit agreement only for temporary or emergency purposes, such as repurchase or redemption of shares of the Funds. Interest is charged to each Fund based on its borrowings. In addition, a commitment fee, based on the average daily unused portion of the line of credit, is allocated among the Funds and the other participating funds at the end of each calendar quarter.

7.   FINANCIAL INSTRUMENTS

The Large Company Index, Small Company Index and Utility Index Funds may enter into stock index futures contracts that are traded on a national exchange. These Funds will enter into stock index futures contracts only for bona fide hedging purposes or as otherwise permitted by the Commodities Futures Trading Commission ("CFTC"). If permitted, these Funds may use stock index futures to maintain cash reserves while remaining fully invested, to facilitate trading, to reduce transaction costs or to seek higher investment returns when a stock index futures contract is priced more attractively than the securities in the underlying index. The Municipal Bond Fund may enter into interest rate futures contracts and municipal bond index futures contracts only for bona fide hedging purposes or as otherwise permitted by CFTC regulations. In addition, the Municipal Bond Fund may purchase put or call options on interest rate and municipal bond index futures contracts, which are traded on a United States exchange, as a hedge against changes in interest rates, and may enter into closing transactions with respect to such options to terminate existing positions. A Fund will segregate assets to cover its commitments on purchased futures contracts.

Risks associated with using financial instruments such as futures as a hedge include an imperfect correlation between the movements in the price of the instruments and the price of the underlying securities and interest rates, an illiquid secondary market for the instruments or the inability of counterparties to perform under the terms of the contract.

8.   CONCENTRATION OF CREDIT RISK

The Utility Index Fund concentrates its investments in the utility industry. As a result, the Fund's investments may be subject to greater risk and market fluctuation than a fund that invests in securities representing a broader range of investment alternatives.

NOTES TO FINANCIAL STATEMENTS

9.   ACQUISITION OF THE PILLAR FUNDS

On April 2, 2001, the Board of Trustees of the Trust approved an Agreement and Plan of Reorganization (the "Agreement") providing for the acquisition of the Pillar Equity Index Fund, a portfolio of The Pillar Funds. Pursuant to the Agreement, all of the assets and liabilities of the Pillar Equity Index Fund were transferred to the Galaxy II Large Company Index Fund in exchange for 980,459 shares of the Galaxy II Large Company Index Fund. In related transactions, the assets and liabilities of the other Pillar Fund portfolios were transferred to corresponding Galaxy portfolios in exchange for shares in such Galaxy portfolios. The acquisition, which qualified as a tax-free reorganization for federal income tax purposes, was completed on August 20, 2001, following the approval of the reorganization by the Pillar Fund shareholders. The following is a summary of the Net Assets, Shares Outstanding, Net Asset Value per share and Unrealized Appreciation/Depreciation associated with the transaction:

                                                    BEFORE                             AFTER
                                                  ACQUISITION                      ACQUISITION
                                         ---------------------------------------- ----------------
                                              GALAXY II              PILLAR           GALAXY II
                                            LARGE COMPANY         EQUITY INDEX      LARGE COMPANY
                                             INDEX FUND               FUND            INDEX FUND
                                         -----------------     -----------------  -----------------
Net Assets ..........................    $     811,767,685     $      28,876,019   $     840,643,704
Shares Outstanding ..................           27,561,289             2,610,406          28,541,748
Net Asset Value, per share ..........    $           29.45     $              --   $           29.45
Class A Net Asset Value, per share ..    $              --     $           11.14   $              --
Class I Net Asset Value, per share ..    $              --     $           11.31   $              --
Class B Net Asset Value, per share ..    $              --     $           10.95   $              --
Unrealized Appreciation/(Depreciation)   $     141,445,357     $        (706,833)  $     140,738,524


10.  CAPITAL LOSS CARRYFORWARDS

At March 31, 2002, the following Funds had capital loss carryforwards:

                                               EXPIRATION
                                AMOUNT            DATE
                               -------         ---------
Large Company Index Fund*    $2,457,024           2008
U.S. Treasury Index Fund      1,306,705           2003
                                548,015           2004
                              1,821,144           2008
                              1,869,394           2009
Municipal Bond Fund......        49,244           2004
                                 72,068           2008

* The capital loss carryforward of the Galaxy II Large Company Index Fund was acquired in connection with the reorganization of the Pillar Equity Index Fund into the Galaxy IILarge Company Index Fund. This carryforward is subject to the limitations of Internal Revenue Codesection 383.

11.  POST OCTOBER LOSSES

Under current tax laws, certain capital losses realized after October 31 may be deferred and treated as occurring on the first day of the following fiscal year. For the fiscal year ended March 31, 2002, the Utility Index Fund elected to defer losses of $7,072,359 between November 1, 2001 and March 31, 2002.

12.  RECLASSIFICATION OF ACCOUNTS

During the year ended March 31, 2002, reclassifications have been made in each Fund's capital accounts to report these balances on a tax basis, excluding certain temporary differences, as of March 31, 2002. Additional adjustments may be needed in subsequent reporting periods. These reclassifications, which have no impact on the net asset value of the Funds, are primarily attributable to capital loss carryforwards acquired in connection with the reorganization of the Pillar Equity Index Fund into the Galaxy II Large Company Index Fund, market discount reclassifications and the use of tax equalization. The calculation of net investment income per share in the financial highlights excludes these adjustments.

                                        UNDISTRIBUTED     ACCUMULATED
                                        NET INVESTMENT   NET REALIZED
FUND                PAID-IN CAPITAL        INCOME         GAIN (LOSS)
----                ---------------     --------------   ------------
Large Company
   Index Fund         $8,845,470         $  (934,694)    $(7,910,776)
Small Company
   Index Fund          1,376,447             (95,085)     (1,281,362)
Utility Index Fund     1,611,716              (6,312)     (1,605,404)
U.S. Treasury
   Index Fund                 --           2,488,709      (2,488,709)
Municipal Bond Fund           --             (10,595)         10,595

NOTES TO FINANCIAL STATEMENTS

13.  DISTRIBUTIONS TO SHAREHOLDERS

The tax character of distributions paid during 2002 and 2001 was as follows:

                                     DISTRIBUTIONS PAID IN 2002                             DISTRIBUTIONS PAID IN 2001
                           --------------------------------------------           ---------------------------------------------
                           TAX-EXEMPT        ORDINARY        LONG-TERM            TAX-EXEMPT       ORDINARY         LONG-TERM
  FUND                       INCOME           INCOME       CAPITAL GAINS            INCOME          INCOME        CAPITAL GAINS
-------------------------------------------------------------------------------------------------------------------------------

Large Company Index Fund    $       --      $7,148,176      $40,674,444           $      --       $8,532,914       $100,997,752
Small Company Index Fund            --       2,243,392       12,213,847                  --        7,938,068         27,295,053
Utility Index Fund                  --       2,191,868        8,569,845                  --        1,935,685          6,129,341
U.S. Treasury Index Fund            --       8,978,052               --                  --        9,478,750                 --
Municipal Bond Fund          1,368,777              --               --           1,383,923               --                 --

There are no significant differences between distributions to shareholders shown in the Statement of Changes in Net Assets and tax basis distributions shown above.

As of March 31, 2002, the components of distributable earnings on a tax basis were as follows:

                                     CAPITAL LOSS      UNDISTRIBUTED   UNDISTRIBUTED     UNREALIZED APPRECIATION
  FUND                               CARRYFORWARD     ORDINARY INCOME  LONG-TERM GAIN         (DEPRECIATION)
---------------------------------------------------------------------------------------------------------------------
Large Company Index Fund             $(2,457,024)       $1,373,137          $1,429,839           $116,971,399
Small Company Index Fund                      --           254,083           3,677,809             29,752,817
Utility Index Fund                            --            23,121                  --             (4,519,587)
U.S. Treasury Index Fund              (5,545,258)          304,678                  --               (393,600)
Municipal Bond Fund                     (121,312)           75,573                  --                667,053

14.  FEDERAL TAX INFORMATION (UNAUDITED)

During the fiscal year ended March 31, 2002, the following Funds made distributions from long-term capital gains:

             FUND             LONG-TERM GAINS PAID
            ------            --------------------
Large Company Index Fund          $ 40,674,444
Small Company Index Fund            12,213,847
Utility Index Fund                   8,570,073

During the fiscal year ended March 31, 2002, the Municipal Bond Fund earned 100% of its income from municipal obligations which generally qualify as exempt from federal and state taxation.

Of the ordinary income (including short-term capital gain) distributions made by the Large Company Index Fund, the Small Company Index Fund and the Utility Index Fund during the fiscal year ended March 31, 2002, 100%, 86.17% and 82.96%, respectively, qualify for the dividends received deduction available to corporate shareholders.

NOTES TO FINANCIAL STATEMENTS

15.  TRUSTEE AND OFFICER INFORMATION (UNAUDITED)

The business and affairs of the Funds are managed under the direction of Galaxy II's Board of Trustees in accordance with the laws of the Commonwealth of Massachusetts and the Trust's Declaration of Trust. Information pertaining to the trustees and officers of Galaxy II is set forth below. Trustees who are not deemed to be "interested persons" of Galaxy II as defined in the 1940 Act are referred to as "Independent Trustees." Trustees who are deemed to be "interested persons" of Galaxy II are referred to as "Interested Trustees." The Trust's Statement of Additional Information (SAI) includes additional information about the Trustees and is available without charge, upon request, by calling toll-free 1-877-289-4542.





                                                                                          NUMBER OF
                                          TERM                                           PORTFOLIOS IN
                                        OF OFFICE                                       FUND COMPLEX(3)
NAME, ADDRESS       POSITION(S) HELD   AND LENGTH OF        PRINCIPAL OCCUPATION(S)        OVERSEEN       OTHER DIRECTORSHIPS
AND AGE(1)           WITH GALAXY II    TIME SERVED(2)         DURING PAST 5 YEARS         BY TRUSTEE       HELD BY TRUSTEE(4)
-----------------------------------------------------------------------------------------------------------------------------
INDEPENDENT
TRUSTEES

Dwight E. Vicks, Jr.   Chairman &         6/30/94      Chairman & Director, Vicks          53           Director, Utica First
Age 68                   Trustee                       Lithograph & Printing                            Insurance Company;
                                                       Corporation (book                                Director, SBU Bank;
                                                       manufacturing).                                  Director, Partners Trust
                                                                                                        Financial Group;
                                                                                                        Director, Monitor Life
                                                                                                        Insurance Company; Director,
                                                                                                        Commercial Travelers Mutual
                                                                                                        Insurance Company.

Louis DeThomasis         Trustee          6/30/94      President, Saint Mary's             53           Trustee, Religious
Age 61                                                 University of Minnesota.                         Communities Trust.

Kenneth A. Froot         Trustee         12/05/00      Professor of Finance,               53           None
Age 44                                                 Harvard University.

James M. Seed            Trustee          6/30/94      President, The Astra  Ventures,     53           Chairman and Director,
Age 60                                                 Incorporated (oil and gas                        Fischer-Watt Gold Co.;
                                                       exploration; private equity).                    Director, XSCI, Inc.

INTERESTED TRUSTEE

John T. O'Neill(5)      Trustee,          6/30/94      Private Investor; Executive          53          None
Age 57                President &                      Vice President and Chief
                        Treasurer                      Financial Officer, Hasbro, Inc.
                                                       (toy and game manufacturer)
                                                       until December 1999.




                                                                                               NUMBER OF
                                             TERM                                           PORTFOLIOS IN
                                           OF OFFICE                                       FUND COMPLEX(3)
NAME, ADDRESS          POSITION(S) HELD   AND LENGTH OF        PRINCIPAL OCCUPATION(S)        OVERSEEN       OTHER DIRECTORSHIPS
AND AGE(1)              WITH GALAXY II    TIME SERVED(2)         DURING PAST 5 YEARS         BY TRUSTEE       HELD BY TRUSTEE(4)
--------------------------------------------------------------------------------------------------------------------------------
OFFICERS

William Greilich(6)     Vice President       9/10/98      Vice President and Division          N/A                 N/A
PFPC Inc.                                                 Manager, PFPC Inc., 1996 to
4400 Computer Drive                                       present; Vice President,
Westborough, MA                                           PFPC Inc., 1991-1996.
01581-5108
Age 48

W. Bruce McConnel(6)      Secretary          6/30/94      Partner of the law firm              N/A                 N/A
One Logan Square                                          Drinker Biddle & Reath LLP,
18th & Cherry Streets                                     Philadelphia, Pennsylvania.
Philadelphia, PA 19103
Age 59

Gregory Sackos(6)         Assistant          9/06/01      Director, Fund Accounting            N/A                 N/A
PFPC Inc.                 Secretary                       and Administration, PFPC Inc.,
4400 Computer Drive                                       1998 to present; Second Vice
Westborough, MA                                           President, Chase Global
01581-5108                                                Financial Services, 1996-1998.
Age 37


------------------------------------------------
1. Each trustee may be contacted by writing to the trustee, c/o The Galaxy Fund II, 4400 Computer Drive, Westborough, Massachusetts 01581-5108, Attn:
      William Greilich.
2.    Each trustee holds offices for an indefinite term until the earliest of:
      (a) the election and qualification of his successor; (b) the date a trustee dies, resigns or is removed by the Board of Trustees or upon his request to retire or because of his incapacity in accordance with Galaxy II's Agreement and Declaration of Trust; (c) by vote of shareholders of two-thirds of the outstanding shares of Galaxy II; (d) in accordance with the current resolutions of the Board of Trustees (which may be changed by the Trustees without shareholder approval) at the end of the calendar year during which the trustee attains the age of 70 years (75 years with respect to each current trustee except Mr. Froot); or (e) Galaxy II terminates. Each officer holds office for an indefinite term until the earliest of: (a) the election of his successor; (b) the date an officer dies, resigns or is removed by the Board of Trustees in accordance with Galaxy II's By-Laws; or (c) Galaxy II terminates.
3. The "Fund Complex" consists of all registered investment companies for which the Investment Advisor or any of its affiliates serves as investment advisor. In addition to Galaxy II (5 portfolios), each trustee also serves as a trustee of Galaxy (40 portfolios) and VIP (8 portfolios). In addition to Galaxy II, Mr. Vicks and Mr. O'Neill serve as Chairman and President and Treasurer, respectively, of Galaxy and VIP.
4. Directorships of companies required to report to the Securities and Exchange Commission under the Securities Exchange Act of 1934 (i.e., "public companies") or other investment companies registered under the 1940 Act.
5. Mr. O'Neill is considered to be an Interested Trustee because (i) he owns securities issued by FleetBoston Financial Corporation and (ii) he serves as an officer of Galaxy II.
6. Mr. Greilich, Mr. McConnel and Mr. Sackos also serve as Vice President, Secretary and Assistant Secretary, respectively, of Galaxy and VIP.

16.  SUBSEQUENT EVENT-- CHANGE IN CERTAIN SERVICE PROVIDERS (UNAUDITED)
At a meeting held on April 24, 2002, the Board of Trustees of the Trust approved, subject to certain conditions, the following new service agreements with respect to the Trust: (i) an Administration Agreement with Fleet; (ii) a Pricing and Bookkeeping Agreement with CMA Management Associates, Inc., an affiliate of Fleet; and (iii) a Shareholders' Servicing and Transfer Agent Agreement with Liberty Funds Services, Inc., an affiliate of Fleet. These new service agreements are expected to go into effect on or about July 1, 2002. It is anticipated that PFPCInc., the Trust's current sub-administrator and transfer agent, will continue to serve as sub-administrator pursuant to a new Sub-Administration Agreement with Fleet.

REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

To the Shareholders and Board of Trustees of Galaxy Fund II:

We have audited the accompanying statements of assets and liabilities, including the portfolios of investments, of Galaxy Fund II (comprising, respectively, the Large Company Index Fund, Small Company Index Fund, Utility Index Fund, U.S. Treasury Index Fund and Municipal Bond Fund) as of March 31, 2002, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended and the financial highlights for each of the four years in the period then ended. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The financial highlights for the year ended March 31, 1998 was audited by other auditors whose report dated May 8, 1998 expressed an unqualified opinion on those financial highlights.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in financial statements. Our procedures included confirmation of securities owned as of March 31, 2002 by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the respective portfolios constituting Galaxy Fund II at March 31, 2002, the results of their operations for the year then ended, the changes in their net assets for each of the two years in the period then ended, and their financial highlights for each of the four years in the period then ended, in conformity with accounting principles generally accepted in the United States.

                                /s/ ERNST & YOUNG LLP

Boston, Massachusetts
May 3, 2002

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
SHAREHOLDER INFORMATION

         TRUSTEES
       AND OFFICERS
   Dwight E. Vicks, Jr.
   Chairman and Trustee

      John T. O'Neill
   President, Treasurer
        and Trustee

     Louis DeThomasis,
       F.S.C., Ph.D.
          Trustee

     Kenneth A. Froot
          Trustee

       James M. Seed
          Trustee

     Donald B. Miller
     Emeritus Trustee

    Bradford S. Wellman
     Emeritus Trustee

     William Greilich
      Vice President

         W. Bruce
      McConnel, Esq.
         Secretary

    INVESTMENT ADVISOR
     Fleet Investment
       Advisors Inc.
    100 Federal Street
     Boston, MA 02110

        DISTRIBUTOR
  PFPC Distributors, Inc.
    3200 Horizon Drive
 King of Prussia, PA 19406

       ADMINISTRATOR
    Fleet National Bank
     50 Kennedy Plaza
      Providence, RI
        02903-2305

   INDEPENDENT AUDITORS
     Ernst & Young LLP
   200 Clarendon Street
     Boston, MA 02116

       LEGAL COUNSEL
Drinker Biddle & Reath LLP
     One Logan Square
  18th and Cherry Streets
     Philadelphia, PA
        19103-6996


For complete information, and before making an investment decision on any of the Funds of Galaxy Fund II, you should request a prospectus from PFPC Distributors, Inc. by calling toll-free 1-877-289-4252. This report is submitted for the general information of shareholders of Galaxy II. It is not authorized for distribution to prospective investors unless accompanied or preceded by an effective prospectus for each Fund of Galaxy II, which contains more information concerning the investment policies and expenses of the Funds, as well as other pertinent information. Read the prospectus carefully before you invest.

SHARES OF THE FUNDS ARE NOT BANK DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, FLEETBOSTON FINANCIAL CORPORATION, OR ANY OF ITS AFFILIATES, FLEET INVESTMENT ADVISORS INC., OR ANY FLEET BANK. SHARES OF THE FUNDS ARE NOT FEDERALLY INSURED BY, GUARANTEED BY, OBLIGATIONS OF OR OTHERWISE SUPPORTED BY THE U.S. GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENTAL AGENCY. INVESTMENT RETURN AND PRINCIPAL VALUE WILL VARY AS A RESULT OF MARKET CONDITIONS OR OTHER FACTORS SO THAT SHARES OF THE FUNDS, WHEN REDEEMED, MAY BE WORTH MORE OR LESS THAN THEIR ORIGINAL COST. AN INVESTMENT IN THE FUNDS INVOLVES INVESTMENT RISKS, INCLUDING THE POSSIBLE LOSS OF THE PRINCIPAL AMOUNT INVESTED.

                                 [RECYCLE LOGO]

                   This report was printed on recycled paper.

[GALAXY FUNDS LOGO]
P.O. Box 6520
Providence, RI 02940-6520


   PRESORTED
   STANDARD
   POSTAGE PAID
   PERMIT NO. 105
   NORTH READING, MA

ANGALII (06/01/02)